SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Sonim Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

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SONIM TECHNOLOGIES, INC.

6836 Bee Cave Road

Building 1, Suite 279

Austin, TX 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On September 29, 2020

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Sonim Technologies, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, September 29, 2020 at 9:00 a.m. local time at 6836 Bee Cave Road, Building 1, Suite 279, Austin, TX 78746 for the following purposes:

1.    To elect the seven nominees for director named herein to serve until the next annual meeting and their successors are duly elected and qualified;

2.    To approve the Company’s 2019 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares (on a pre-reverse stock split basis);

3.    To approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock pursuant to which any whole number of outstanding shares between and including 2 and 12 shares would be combined, converted and changed into one share of common stock, with the final exchange ratio to be determined by the Board of Directors in its discretion;

4.    To ratify the selection by the Audit Committee of the Board of Directors of Moss Adams as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020; and

5.    To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is August 14, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held

on September 29, 2020 at 9:00 a.m. at 6836 Bee Cave Road, Building 1, Ste. 279, Austin, TX 78746.

The Proxy Statement and annual report to stockholders

are available at www.sonimtech.com under Investor Relations.

By Order of the Board of Directors

Robert Tirva

Secretary

Austin, Texas

August 24, 2020

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SONIM TECHNOLOGIES, INC.

6836 Bee Cave Road

Building 1, Suite 279

Austin, TX 78746

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

September 29, 2020

MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation
Election of Directors	7	Plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors	For each director nominee

Amendment of the 2019 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the 2019 Equity Incentive Plan	17	Majority of shares present in person or represented by proxy and entitled to vote on the matter	For

Amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock	29	Majority of outstanding shares entitled to vote on the matter	For

Ratification of the selection of Moss Adams as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2020	37	Majority of shares present in person or represented by proxy and entitled to vote on the matter	For

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Sonim Technologies, Inc. (sometimes referred to as the “Company” or Sonim) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about August 25, 2020 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Tuesday, September 29, 2020 at 9:00 a.m. local time in Austin, Texas. Directions to the annual meeting may be found at www.sonimtech.com under Investor Relations. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on August 14, 2020 will be entitled to vote at the annual meeting. On this record date, there were 65,930,191 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on August 14, 2020, your shares were registered directly in your name with Sonim’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on August 14, 2020, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of seven directors (Proposal 1);

•

Approval of the Company’s 2019 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares (on a pre-reverse stock split basis) (Proposal 2);

•	Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock (Proposal 3);

•

Ratification of selection by the Audit Committee of the Board of Directors of Moss Adams as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020 (Proposal 4).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on September 28, 2020 to be counted.

•

To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on September 28, 2020 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Sonim. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of August 14, 2020.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all seven nominees for director, “For” the amendment of the 2019 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the 2019 Equity Incentive Plan, as amended, by 3,000,000 shares on a pre-reverse stock split basis, “For” the approval of an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock, and “For” the Ratification of the selection of Moss Adams as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2020. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1 and 2 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposals 3 and 4 are considered to be “routine” matters under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 3 and 4.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Sonim’s Secretary at 6836 Bee Cave Road, Building 1, Suite 279, Austin, TX 78746, attention Robert Tirva.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent to revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

Requirements for stockholder proposals to be brought before an annual meeting.

Our amended and restated bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at 6836 Bee Cave Road, Building 1, Suite 279, Austin, TX 78746. To be timely for the 2021 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between June 1, 2021 and July 1, 2021; provided that if the date of that annual meeting of stockholders is earlier than August 30, 2021, or later than October 29, 2021, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our amended and restated bylaws.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and intended to be presented at the 2021 Annual Meeting of Stockholders must be received by us not later than April 22, 2021 in order to be considered for inclusion in our proxy materials for that meeting.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 2, 3 and 4 and will have the same effect as “Against” votes. Broker non-votes on Proposals 1, 2 will have no effect and will not be counted towards the vote total for any of those proposals. With respect to Proposal 3, broker non-votes will have the same effect as “Against” votes.

Votes will be counted by the inspector of election appointed for the meeting. With respect to Proposal No. 1, you may vote “For” all the nominees to the board of directors, “Withhold” your vote for all nominees, or you may

“Withhold” your vote for any nominee you specify. With respect to Proposal Nos. 2, 3 and 4, you may vote “For” or “Against” or abstain from voting. Abstentions will be counted towards the vote total with respect to Proposal Nos. 2, 3 and 4, and will have the same effect as “Against” votes. Broker non-votes, which are discussed in greater detail below, will be counted for the purposes of establishing a quorum, but will not be counted for any purpose in determining whether a proposal has been approved. An automated system administered by Broadridge will tabulate all votes cast at the Annual Meeting.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1 and 2 are considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with those proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For the election of directors, the seven nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

To be approved, Proposal 2, the amendment of the 2019 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance thereunder by 3,000,000 shares on a pre-reverse stock split basis, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “Against” vote. Broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on Proposal 2.

To be approved, Proposal 3, the approval of a reverse stock split, must receive “For” votes from the holders of a majority of the outstanding shares entitled to vote on the matter. Abstentions and broker non-votes will have the same effect as an “Against” vote; however, Proposal 3 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal 3.

To be approved, Proposal 4, ratification of the selection of Moss Adams as the Company’s independent registered public accounting firm for fiscal 2020, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “Against” vote. Broker non-votes are not counted for the purpose of determining the number of votes cast and will have no effect; however, Proposal 4 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal 4.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 65,930,191 shares outstanding and entitled to vote. Thus, the holders of at least 32,965,096 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The Proxy Statement and annual report to stockholders are available at www.sonimtech.com under Investor Relations.

PROPOSAL 1

ELECTION OF DIRECTORS

Sonim’s Board of Directors consists of seven directors. There are seven nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company and, other than Messrs. Wilkinson, Kneuer, Johnson and Ms. Swenson, was previously elected by the stockholders. Mr. Wilkinson was appointed as a director by the Board in connection with his appointment to the position of chief executive officer. Mr. Kneuer, Mr. Johnson and Ms. Swenson were nominated by the Company’s non-management directors and chief executive officer and appointed as directors by the Board in connection with, and prior to, the Company’s initial public offering. It is the Company’s policy to invite nominees for directors to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the seven nominees receiving the highest number of affirmative votes will be elected.

Nominees

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

NAME	AGE	DIRECTOR SINCE
Mr. John Kneuer	51	2019
Mr. Maurice Hochschild	58	2012
Mr. Thomas Wilkinson	50	2019
Mr. Jeffrey D. Johnson	60	2019
Ms. Susan G. Swenson	72	2019
Mr. Kenny Young	56	2017
Mr. Alan Howe	59	2017

John Kneuer has served as a member of our board of directors since March 2019 and as Chairman of our board of directors since March 2020. Since November 2007, Mr. Kneuer has served as the founding Managing Member of JKC Consulting LLC, a strategic consulting and advisory firm. He has also served as Senior Advisor to the American Continental Group, a public policy consulting firm, since April 2017. Since June 2017, Mr. Kneuer has served on the Board of Directors of TerreStar Corporation, a telecommunications company. From 2011 until 2018, he served as a member of the Board of Directors of Globalstar, Inc., a satellite communications company, where he served as a member of the audit and compensation committees. From October 2003 to November 2007, Mr. Kneuer served first as the Deputary Assistant Secretary, and then as U.S. Assistant Secretary, of Commerce for Communications and Information. As Assistant Secretary, Mr. Kneuer served as Administrator of the

National Telecommunications and Information Administration. Mr. Kneuer received a B.A. and J.D. from Catholic University of America. The Nominating and Corporate Governance Committee believes that Mr. Kneuer’s extensive business consulting experience and leadership experience at various strategic consulting and communications companies as well as federal telecommunications authorities qualifies him to serve on our board of directors.

Maurice Hochschild has served as a member of our board of directors since November 2012 and as Chairman of our board of directors from March 2019 until March 2020. Since 2001, Mr. Hochschild served in various roles at Investec Bank plc, an international specialist banking and asset management group, including Global Head of the Project and Infrastructure Finance division, which financed and developed renewable and thermal power generation, transportation and social infrastructure in Western Europe, Southern Africa, Australia and North America. Mr Hochschild also served as the head of the North American Commercial and Institutional Banking division of the bank, which undertook securities distribution, power and infrastructure finance and fund financing in North America. Mr Hochschild resigned from Investec in March 2019, and became founding Managing Director of Via Novus, an institutionally backed developer, owner and operator of high power, public charging stations for electric vehicles. Mr. Hochschild received a B.A. from the University of Pennsylvania and serves on other boards including Tindall Riley & Co (UK) and Engenie Limited (UK). The Nominating and Corporate Governance believes that Mr. Hochschild’s extensive experience in project development and public infrastructure qualifies him to serve on our board of directors.

Thomas W. Wilkinson has served as our Chief Executive Officer and a member of our board of directors since October 2019. Mr. Wilkinson has served as a strategic consultant and financial advisor to small and medium-sized public and privately held businesses since January 2014. From August 2015 until October 2017, Mr. Wilkinson served as Chief Financial Officer and later as Chief Executive Officer at Xplore Technologies Corp., a rugged tablet technology company, which was sold to Zebra Technologies in 2018. Prior to his service at Xplore, from January 2014 to October 2015, he served as Chief Financial Officer at Amherst Holdings, LLC, a financial services company. Mr. Wilkinson was the co-founder and Managing Partner of PMB Helin Donovan, a multi-office regional accounting firm. He currently serves on the board of directors of Astrotech Corporation, a science and technology development and commercialization company, and chairs the board of directors at CipherLoc Corporation, a data security solutions company, where he also served as the interim Chief Executive Officer from July 2019 to November 2019. Mr. Wilkinson received a Master’s of Professional Accounting and a Bachelors of Business Administration each from University of Texas at Austin in 1992. The Nominating and Corporate Governance believes that Mr. Wilkinson is qualified to serve as a member of our board of directors based on the perspective and experience he brings as our Chief Executive Officer.

Alan Howe has served as a member of our board of directors since October 2017. Since April 2001, Mr. Howe has served as co-founder and Managing Partner of Broadband Initiatives, LLC, a boutique corporate development and strategic consulting firm since 2001. Previously, Mr. Howe held various executive management positions at Covad Communications, Inc., a provider of broadband voice and data communications, Teletrac, Inc., a location-tracking software company, Sprint Corporation, a telecommunications company, and Manufacturers Hanover Trust Company, a commercial bank. Mr. Howe currently serves on the boards of Babcock and Wilcox, a company providing environmental technologies for the power industry, Orion Energy Systems, Inc., a LED lighting and intelligent controls company, Resonant Inc., a hardware development company for mobile devices, and Data I/O Corporation, a systems manufacturer for integrated circuits (as Chairman). Mr. Howe previously served on the board of directors for magicJack, VocalTec, Ltd., a cloud communications company, CafePress, an online retailer of user-customized products, Urban Communications, a provider of fiber optic services, Qualstar Corporation, a data storage products manufacturer, Determine. Inc., a provider of life cycle management solutions software, and Widepoint Corporation, a provider of technology products and services. The Nominating and Corporate Governance Committee believes that Mr. Howe’s extensive financial, executive and board experience with multiple private and public companies qualifies him to serve on our board of directors.

Jeffrey D. Johnson has served as a member of our board of directors since March 2019 and previously served as a member of our board of directors from July 2017 to April 2018. Since 2010, Mr. Johnson has served as the

Chief Executive Officer of the Western Fire Chiefs Association, a registered non-profit, and a division of the International Association of Fire Chiefs. Since 2016, he has served as the Chief Executive Officer of Brody’s Meats, Inc., a privately held smoked meat company. Since October 2015, Mr. Johnson has also served as the Chief Executive Officer of High Desert Holdings Commercial Prop, a privately held commercial real estate holding company. From 2012 until August 2018, he served as Vice President of the Board of Directors of FirstNet. From 1995 until 2010, he served as the Tualatin Valley Fire and Rescue Chief. Mr. Johnson received a B.S. in Business and Communications from Concordia University. The Nominating and Corporate Governance Committee believes that Mr. Johnson’s extensive leadership experience in local and national public safety and advisory and board roles for numerous technology companies qualifies him to serve on our board of directors.

Susan G. Swenson has served as a member of our board of directors since March 2019. From August 2012 to August 2018, Ms. Swenson served on the board of FirstNet and chaired the board of directors from August 2014 to August 2018. From October 2015 to June 2017, Ms. Swenson served as Chairperson and Chief Executive Officer of Inseego Corporation, a wireless internet solutions and telematics provider, and served as the Board Chairperson from April 2014 to June 2017. From February 2004 to October 2005, Ms. Swenson served as the President and Chief Operating Officer of T-Mobile US, Inc., a wireless network operator. From 1999 to 2004, Ms. Swenson served as President of Leap Wireless International, Inc., a telecommunications operator, and Chief Executive Officer of Cricket Communications, Inc., a prepaid wireless service provider and subsidiary of Leap. Ms. Swenson also served as Chief Executive Officer of Sage North America from 2008 to 2011. Since March 2012, Ms. Swenson has served on the board of Harmonic, Inc., a video delivery, and media company. Since October 2018, Ms. Swenson she has served as Chairman of the Board of Directors of Vislink Technologies, Inc., a video capture and broadcasting company. Ms. Swenson previously served on the board of directors of Wells Fargo from November 1994 to December 2017. Ms. Swenson received a B.A. in French from San Diego State University. The Nominating and Corporate Governance Committee believes that Ms. Swenson’s extensive leadership experience at various media and communications companies and at FirstNet qualifies her to serve on our board of directors.

Kenny Young has served as a member of our board of directors since October 2017. Since July 2018, Mr. Young has served as President of B. Riley Financial, Inc. Since October 2017, Mr. Young has also served as Chief Executive Officer of Babcock & Wilcox Enterprises Inc., a provider of energy and environmental technologies and services. Since October 2016, Mr. Young has served as Chief Executive Officer of B. Riley Principal Investments, a wholly owned subsidiary of B. Riley Financial, Inc. In addition, since November 2018, Mr. Young has served as Chief Executive Officer of magicJack VocalTec Ltd., a cloud communications company. Since 2016, Mr. Young has served as Chief Executive Officer of United Online, Inc., an internet, and communications services provider. Each of magicJack VocalTec Ltd. and United Online, Inc. is a wholly owned subsidiary of B. Riley Financial, Inc. From 2008 to 2016, Mr. Young served in numerous leadership roles at Lightbridge Communications Corporation, a telecommunications services company, including as President and Chief Executive Officer of Lightbridge Communications Corporation International and President of Americas and Chief Operating Officer of Lightbridge Communications Corporation. Mr. Young currently serves on the board of directors of Orion Energy Systems, a LED lighting and intelligent controls company. Mr. Young previously served on the boards of directors of FRG Inc. (formerly Liberty Tax Inc.), a provider of tax services, Bebe Stores, Inc., a women’s apparel retailer, Imagine Communications Corporation, a media services company, Global Star, Inc., a satellite communications company, B. Riley Financial Inc., a full service investment bank, Standard Diversified Inc., a holding company for various industrial businesses, and Proxim Wireless Corporation, a broadband wireless networking company. Mr. Young received a M.B.A. in Business from Southern Illinois University, Edwardsville, and a B.S. in Computer Science and Mathematics from Graceland University. The Nominating and Corporate Governance Committee believes that Mr. Young’s extensive operational, executive and board experience with numerous companies primarily within the communications and finance industries qualifies him to serve on our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market, or Nasdaq, listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, our Board undertook a review of the independence of each director and considered whether any director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board affirmatively determined in March 2019 that the following directors were independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Swenson and Messrs. Hochschild, Howe, Johnson, Young and Kneuer. In April 2020, the Board determined that Mr. Young, by virtue of his employment with B. Riley Principal Investments, LLC and the Company’s then-current liability to B. Riley Principal Investments, LLC pursuant to the B. Riley Convertible Note, as described in more detail below, was not an independent director within the meaning of the applicable Nasdaq listing standard. However, following the repayment, conversion and cancellation of the B. Riley Convertible Note, the Board has made a subsequent determination that Mr. Young is an independent director within the meaning of the applicable Nasdaq listing standards. In making these determinations, our Board considered certain relationships and transactions that occurred in the ordinary course of business and otherwise between the Company and entities which some of our directors are or have been affiliated. The Board determined that such transactions would not impair the particular director’s independence or interfere with the exercise of independent judgment in carrying out director responsibilities. By virtue of his employment with the Company as Chief Executive Officer, Mr. Wilkinson is not an independent director. Prior to his resignation from the Board in October 2019, our then-Chief Executive Officer, Mr. Plaschke, was not an independent director.

BOARD LEADERSHIP STRUCTURE

The Board of Directors of the Company has an independent chair, Mr. Kneuer, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the committee typically meets annually with IT or business personnel responsible for cybersecurity risk management and receives reports from such personnel, as well as incidental reports as matters arise. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 16 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which she or he served, held during the portion of the last fiscal year for which she or he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2019 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
John Kneuer	X	X
Maurice Hochschild			X*
Thomas Wilkinson
Jeffrey D. Johnson			X
Susan G. Swenson	X	X*
Kenny Young		X
Alan Howe	X*
Total meetings in fiscal 2019	4	3	0

*	Committee Chairperson

Below is a description of each committee of the Board of Directors.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that, except as specifically described below, each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including:

The principal duties and responsibilities, among others, of our audit committee include:

•

recommending and retaining an independent registered public accounting firm to serve as independent auditor to audit our financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;

•	approving in advance all audit services and non-audit services to be provided to us by our independent auditor;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	overseeing our risk assessment and risk management processes;

•	reviewing and ratifying all related party transactions, based on the standards set forth in our related party transactions policy;

•	reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly financial statements; and

•

conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.

Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.

In March 2019, in connection with our initial public offering, Mr. Howe, Ms. Swenson and Mr. Kneuer were appointed and currently serve as members of our audit committee, with Mr. Howe serving as the chairperson of the audit committee. Our board of directors has determined that Mr. Howe is an audit committee financial expert, as defined by SEC rules and regulations.

Our board of directors determined that each of Mr. Howe, Ms. Swenson and Mr. Kneuer were independent directors as defined in the Nasdaq listing rules in 2019. Our board of directors has further determined that each of the members of the audit committee satisfy the financial literacy and sophistication requirements of the SEC and Nasdaq listing rules.

Report of the Audit Committee of the Board of Directors (1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Mr. Alan Howe (Chairperson)

Mr. John Kneuer

Ms. Susan G. Swenson

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.

The principal duties and responsibilities, among others, of our compensation committee include:

•

establishing and approving, and making recommendations to the board of directors regarding, performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full board of directors for approval, the chief executive officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;

•	setting the compensation of our other executive officers, based in part on recommendations of the chief executive officer;

•	exercising administrative authority under our equity incentive plan and employee benefit plans;

•	establishing policies and making recommendations to our board of directors regarding director compensation;

•	overseeing risks and exposures associated with executive and director compensation plans and arrangements;

•	reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

•

preparing a compensation committee report on executive and director compensation as may be required from time to time to be included in future annual proxy statements or annual reports on Form 10-K filed with the SEC.

The Compensation Committee is composed of three directors: Ms. Swenson and Messrs. Young and Kneuer. All three members of the Compensation Committee were independent (as independence is currently defined in

Rule 5605(d)(2) of the Nasdaq listing standards) during 2019. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.sonimtech.com under Investor Relations.

Compensation Committee Processes and Procedures

The agenda for each meeting of the Compensation Committee is usually developed by the Chair of the Compensation Committee, in consultation with the CEO and the head of Human Resources. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the last fiscal year, the Company engaged Aon Plc and its affiliates as a compensation consultant to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the cash and equity compensation of our then-current executive officers and directors against compensation for similarly situated executives at our peer group. The decision to engage Aon Plc and its affiliates to perform these consulting services for the Company was made by management. During the past fiscal year, the Compensation Committee has relied upon the data and recommendations provided by Aon Plc and its affiliates.

The Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The principal duties and responsibilities, among others, of our nominating and corporate governance committee include:

•	assessing the need for new directors and identifying individuals qualified to become directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	assessing individual director performance, participation and qualifications;

•

developing, recommending, overseeing the implementation of and monitoring compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;

•	monitoring the effectiveness of the board and the quality of the relationship between management and the board; and

•	overseeing an annual evaluation of the board’s performance.

The Nominating and Corporate Governance Committee is composed of 2 directors: Messrs. Hochschild and Johnson. All members of the Nominating and Corporate Governance Committee were independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards) in 2019. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website and www.sonimtech.com under Investor Relations.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, the Company has not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year, the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it and post it to the Company’s website.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers, and directors. The Code of Conduct is available on our website at www.sonimtech.com under Investor Relations. The nominating and corporate governance committee of our board of directors will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers, and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

CORPORATE GOVERNANCE GUIDELINES

In March 2019, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, corporate social responsibility and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.sonimtech.com under Investor Relations.

PROPOSAL 2

AMENDMENT TO THE COMPANY’S 2019 EQUITY INCENTIVE PLAN

In May 2020, our Board approved an amendment to the 2019 Equity Incentive Plan (the “2019 Plan”), subject to stockholder approval. We refer to the 2019 Plan, as amended by the Board in June 2020, as the Amended 2019 Plan throughout this Proxy Statement.

The material terms of the Amended 2019 Plan are summarized below. The Amended 2019 Plan contains the following material changes from the 2019 Plan:

•

Subject to adjustment for certain changes in our capitalization (including the reverse stock split described in Proposal 3), the aggregate number of shares of our common stock that may be issued under the Amended 2019 Plan will not exceed 5,340,678 shares, which is an increase of 3,000,000 shares over the aggregate number of shares of our common stock that may be issued under the 2019 Plan.

•	Such increase also constitutes a corresponding increase in the number of shares available for issuance under the Amended 2019 Plan pursuant to the exercise of incentive stock options.

Why You Should Vote for the Amended 2019 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

The Board believes that it is very important that our eligible employees, consultants and directors receive part of their compensation in the form of equity awards to foster their investment in us, reinforce the link between their financial interests and those of our other stockholders and maintain a competitive compensation program. Equity compensation fosters an employee ownership culture, motivates employees to create stockholder value and, because the awards are typically subject to vesting and other conditions, promotes a focus on long-term value creation. The equity incentive programs we have in place have worked to build stockholder value by attracting and retaining extraordinarily talented employees, consultants and directors. The Board believes we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success.

We Expect to Continue to Experience Substantial Growth in Our Business

Our Board approved the Amended 2019 Plan to help ensure that we have sufficient shares available to attract and retain qualified employees to support our operations.

The Amended 2019 Plan Combines Compensation and Governance Best Practices Designed to Protect our Stockholders’ Interests

We recognize that equity compensation awards dilute stockholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of stockholder interests. Certain provisions in the Amended 2019 Plan are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Flexibility in designing equity compensation scheme. The Amended 2019 Plan allows us to provide a broad array of equity incentives, including traditional stock option grants, stock appreciation rights, restricted stock awards, restricted stock unit (“RSU”) awards, performance stock awards and performance cash awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2019 Plan must have an exercise price or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Limits on non-employee director compensation. The maximum number of shares of common stock subject to awards granted under the Amended 2019 Plan or otherwise during any one calendar year to any non-employee director, taken together with any cash fees paid by us to the non-employee director during that year for service on our board of directors, will not exceed $600,000 in total value (calculating the value of the awards based on the grant date fair value for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to our board of directors, $1,000,000.

•

Awards subject to forfeiture/clawback. Awards granted under the Amended 2019 Plan are subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in a stock award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•	No single trigger accelerated vesting upon change in control. The Amended 2019 Plan does not provide for any automatic mandatory vesting of awards upon a change in control.

•

No liberal change in control definition. The change in control definition in the Amended 2019 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Amended 2019 Plan to be triggered.

•

Termination of stock options and stock appreciation rights on a participant’s termination for cause. If a participant’s service is terminated for cause, which is defined under the Amended 2019 Plan as (i) the participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States, any state thereof, or any applicable foreign jurisdiction; (ii) the participant’s attempted commission of or participation in a fraud or act of dishonesty against us; (iii) the participant’s intentional, material violation of any contract or agreement with us, or any statutory duty the participant owes to us; (iv) the participant’s unauthorized use or disclosure of our confidential information or trade secrets; or (v) the participant’s gross misconduct, the participant’s stock options and stock appreciation rights terminate immediately, and the participant is prohibited from exercising his or her stock options and stock appreciation rights.

We Manage Our Equity Award Usage Carefully

The following table provides certain additional information regarding our equity incentive plans.

As of August 10, 2020
Total number of shares of common stock subject to outstanding stock options	1,774,231
Weighted-average exercise price of outstanding stock options	$3.46
Weighted-average remaining term of outstanding stock options	7.33 years
Total number of shares of common stock subject to outstanding full value awards	2,150,000
Total number of shares of common stock available for grant under the 2019 Plan	385,259
Total number of shares of common stock available for grant under other equity incentive plans (1)	408,453
Total number of shares of common stock outstanding	65,930,191
Per-share closing price of common stock as reported on Nasdaq Global Market	$1.09

(1)	Represents shares issuable pursuant to our 2019 Employee Stock Purchase Plan.

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2017, 2018 and 2019.

	Fiscal Year 2019	Fiscal Year 2018	Fiscal Year 2017
Total number of shares of common stock subject to stock options granted	1,635,853	458,156	591,518
Total number of shares of common stock subject to full value awards granted	287,500	0	0
Weighted-average number of shares of common stock outstanding	18,603,582	3,447,283	1,026,616
Burn Rate (1)	10%	13%	58%

(1)	Burn rate is the summation of the total number of stock options granted and full value awards granted divided by the weighted-average shares outstanding

If Proposal 2 Is Not Approved, We Will Not Have Enough Shares Available under the Amended 2019 Plan to Make Grants to Help Us Attract and Retain Top Employees

If our stockholders approve this Proposal 2, the Amended 2019 Plan will become effective on the date of the Annual Meeting. If our stockholders fail to approve this Proposal 2, the 2019 Plan will remain as is without any changes thereto. If this Proposal 2 is not approved, we will not have sufficient shares available under the 2019 Plan to make grants to help us retain top employees and, unless we adopt a new inducement plan without the approval of our stockholders (pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules), we will not be able to use equity compensation awards to attract new employees.

Vote Required

Stockholders are requested in this Proposal 2 to approve the Amended 2019 Plan. The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve the Amended 2019 Plan. Vote cast online during the virtual Annual Meeting will constitute votes cast in person at the Annual Meeting for purposes of the votes. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on this Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

Description of the Amended 2019 Plan

The material features of the Amended 2019 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended 2019 Plan. Stockholders are encouraged to read the actual text of the Amended 2019 Plan, which is appended to this proxy statement as Appendix A and may be accessed from the SEC’s website at www.sec.gov.

Awards. The Amended 2019 Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other stock awards, or collectively, stock awards.

Eligibility. Employees, non-employee directors, and consultants are eligible to participate in the Amended 2019 Plan. All of our 291 employees, six non-employee directors and 66 consultants are currently eligible to participate in the Amended 2019 Plan and may receive all types of stock awards, other than ISOs, under the Amended 2019 Plan. ISOs may be granted under the Amended 2019 Plan only to our employees in the United States.

Authorized Shares. If this Proposal 2 is approved, the total number of our common stock reserved for issuance under the Amended 2019 plan will not exceed 5,340,678, which number is the sum of (i) 1,885,039 shares that were approved in connection with the Amended 2019 Plan’s initial adoption, (ii) the number of shares subject to outstanding stock options or other stock awards that were granted under our 2012 Equity Incentive Plan, as amended, as of the initial adoption of the Amended 2019 Plan, to the extent such awards are forfeited, terminated, expire or are otherwise not issued, and (iii) 3,000,000 shares to be added pursuant to this Proposal No. 2. Additionally, the number of shares of our common stock reserved for issuance under the Amended 2019 Plan automatically increases on January 1 of each calendar year for 10 years, starting January 1, 2020 and ending on and including January 1, 2029, in an amount equal to 5% of the total number of shares of our capital stock outstanding on December 31 of the prior calendar year, unless our board of directors or compensation committee determines prior to the date of increase that there will be a lesser increase, or no increase. The foregoing share amounts do not reflect the effect of the reverse stock split described in Proposal 3 and such amounts would be adjusted pursuant to the terms of the Amended 2019 Plan to account for the changes to our capital structure resulting from such reverse stock split, as described below under “Changes to Capital Structure” below.

Shares subject to stock awards granted under our Amended 2019 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our Amended 2019 Plan. Additionally, shares become available for future grant under our Amended 2019 Plan if they were issued under stock awards under our Amended 2019 Plan and we repurchase them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award. Plan Administration. Our board of directors, or a duly authorized committee of our board of directors, will administer our Amended 2019 Plan. Our board of directors may also delegate to one or more of our officers the authority to (i) designate employees (other than officers) to receive specified stock awards, and (ii) determine the number of shares subject to such stock awards. Under our Amended 2019 Plan, our board of directors has the authority to determine and amend the terms of awards, including:

•	recipients;

•	the exercise, purchase or strike price of stock awards, if any;

•	the number of shares subject to each stock award;

•	the fair market value of a share of our common stock in the event no public market exists for our common stock;

•	the vesting schedule applicable to the awards, together with any vesting acceleration; and

•	the form of consideration, if any, payable upon exercise or settlement of the award.

Under our Amended 2019 Plan, our board of directors also generally has the authority to effect, with the consent of any adversely affected participant:

•	the reduction of the exercise, purchase or strike price of any outstanding award;

•	the cancellation of any outstanding stock award and the grant in substitution therefor of other awards, cash or other consideration; or

•	any other action that is treated as a repricing under generally accepted accounting principles.

Non-Employee Director Limitation. The maximum number of shares of common stock subject to awards granted under the Amended 2019 Plan or otherwise during any one calendar year to any non-employee director, taken together with any cash fees paid by us to the non-employee director during that year for service on our board of directors, will not exceed $600,000 in total value (calculating the value of the awards based on the grant date fair value for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to our board of directors, $1,000,000.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of our Amended 2019 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under our Amended 2019 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The plan administrator determines the term of stock options granted under the Amended 2019 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. Except as otherwise provided in the applicable stock option agreement or other written agreement between us or any of our affiliates and the participant, options terminate immediately upon the termination of the individual’s employment for cause. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant. The maximum number of shares of our common stock that may be issued upon the exercise of ISOs under our Amended 2019 Plan is equal to three times the aggregate number of shares reserved under the Amended 2019 Plan.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us or any other form of legal consideration (including future services) that may be acceptable to our board of directors and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ceases for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Performance Awards. The Amended 2019 Plan permits the grant of performance awards. A performance award is a stock or cash award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the achievement of pre-determined performance goals during a performance period. A performance award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will generally be determined by the plan administrator.

Performance goals under the Amended 2019 Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) subscriber satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) the number of subscribers, including but not limited to unique subscribers; (34) employee retention; and (35) other measures of performance selected by the plan administrator.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the plan administrator at the time the performance goals are established, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows:: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under our Amended 2019 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

Other Stock Awards. Our plan administrator may grant other awards based in whole or in part by reference to our common stock. Our plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (i) the class and the maximum number of shares reserved for issuance under our Amended 2019 Plan, (ii) the class and the maximum number of shares that may be issued upon the exercise of ISOs, and (iii) the class and the number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. Our Amended 2019 Plan provides that in the event of certain specified significant corporate transactions including: (i) a sale of all or substantially all of our assets, (ii) the sale or disposition of more than 50% of our outstanding securities, (iii) the consummation of a merger or consolidation where we do not survive the transaction and (iv) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding prior to such transaction are converted or exchanged into other property by virtue of the transaction, each outstanding award will be treated as the plan administrator determines unless otherwise provided in an award agreement or other written agreement between us and the award holder. The plan administrator may take one of the following actions with respect to such awards:

•	arrange for the assumption, continuation or substitution of a stock award by a successor corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination prior to the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us; or

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the plan administrator may deem appropriate; or

•

make a payment, in the form determined by the plan administrator, equal to the excess, if any, of the value of the property the participant would have received on exercise of the awards before the transaction over any exercise price payable by the participant in connection with the exercise, multiplied by the number of shares subject to the stock award. Any escrow, holdback, earnout or similar provisions in the definitive agreement for the transaction may apply to such payment to the holder of a stock award to the same extent and in the same manner as such provisions apply to holders of our common stock.

The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner in the event of a corporate transaction.

In the event of a change in control, awards granted under our Amended 2019 Plan will not receive automatic acceleration of vesting and/or exercisability, although this treatment may be provided for in an award agreement or in any other written agreement between us and the participant. Under our Amended 2019 Plan, a change in control generally will be deemed to occur in the event: (i) the acquisition by any a person or company of more than 50% of the combined voting power of our then outstanding stock; (ii) a merger, consolidation, or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity; (iii) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders; or (iv) an unapproved change in the majority of our board of directors.

Transferability. A participant generally may not transfer stock awards under our Amended 2019 Plan other than by will, the laws of descent and distribution, or as otherwise provided under our Amended 2019 Plan.

Amendment or Termination. Our board of directors has the authority to amend, suspend, or terminate our Amended 2019 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors originally adopted our Amended 2019 Plan. No stock awards may be granted under our Amended 2019 Plan while it is suspended or after it is terminated.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2019 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2019 Plan. The Amended 2019 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 2019 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To conform to the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

Name and position	Dollar value	Number of shares
Thomas W. Wilkinson	(1)	200,000	(1)
Chief Executive Officer
Robert Plaschke	—	—
Former Chief Executive Officer
Robert Tirva	(1)	100,000	(1)
Chief Financial Officer
James Walker	—	—
Former Chief Financial Officer
Charles Becher	—	—
Former Chief Sales and Marketing Officer
All current executive officers as a group	(1)	300,000	(1)
All current directors who are not executive officers as a group	$720,000 per calendar year(2)		(2)
All employees, including all current officers who are not executive officers, as a group	(1)	125,000	(1)

(1)

Awards granted under the Amended 2019 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2019 Plan. However, in May 2020, our board of directors approved for grant a number of RSU awards to certain employees (including our executive officers) under the 2019 Plan subject to stockholder approval of this Proposal 2, and the number of shares subject to each such award is indicated in this table.

(2)

Awards granted under the Amended 2019 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2019 Plan. However, pursuant to our current director compensation program, each of our current non-employee directors automatically will be granted an annual RSU award on the date of each of our annual meetings of stockholders, provided that such individual will be continuing as a non-employee director following such date. The total dollar value of such annual RSU awards will be $120,000 for each of our continuing non-employee directors. The number of shares of our common stock subject to each such award is not determinable at this time. On and after the date of the Annual Meeting, any such RSU awards will be granted under the Amended 2019 Plan if this Proposal 2 is approved by our stockholders. For additional information regarding our current director compensation program, see the “Director Compensation” section below.

2019 Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the number of shares of our common stock subject to awards granted (even if not currently outstanding) under the 2019 Plan since its original effectiveness and through August 10, 2020.

Name and position	Number of shares
Thomas W. Wilkinson	725,000
Chief Executive Officer
Robert Plaschke	0
Former Chief Executive Officer
Robert Tirva	811,500
Chief Financial Officer
James Walker	0
Former Chief Financial Officer
Charles Becher	0
Former Chief Sales and Marketing Officer
All current executive officers as a group	1,536,500
All current directors who are not executive officers as a group	814,640
Each nominee for election as a director:
John Kneuer	162,928
Maurice Hochschild	162,928
Jeffrey D. Johnson	162,928
Susan G. Swenson	162,928
Kenny Young	0
Alan Howe	162,928
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group	1,267,500

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of the end of fiscal year 2019.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,895,214	(1)	$3.50	(2)	1,142,748	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	2,895,214		$3.50		1,142,748

(1)

The aggregate number consists of the following: 1,647,074 shares subject to options to purchase common stock issued pursuant to our 2012 Equity Incentive Plan as of December 31, 2019, 998,640 shares subject to options to purchase common stock issued pursuant to our 2019 Plan as of December 31, 2019, 90,000 shares issuable upon vesting of outstanding restricted stock units issues pursuant to our 2012 Equity Incentive Plan as of December 31, 2019 and 159,500 shares issuable upon vesting of outstanding restricted stock units issued pursuant to our 2019 Plan as of December 31, 2019.

(2)	Excludes restricted stock units because they have no exercise price.
(3)

Includes 874,347 shares authorized for future issuance under our 2019 Plan and 268,401 shares authorized for future issuance under our 2019 Employee Stock Purchase Plan as of December 31, 2019. Under our 2019 Employee Stock Purchase Plan, the number of shares of common stock reserved for issuance will automatically increase on January 1 of each calendar year for 10 years, starting January 1, 2020, and ending on, and including, January 1, 2029, in an amount equal to the lesser of 1% of the total number of shares of capital stock outstanding on December 31st of the prior calendar year, and (ii) 500,000 shares, unless the board of directors or compensation committee determines prior to such date that there will be a lesser increase, or no increase. Effective January 1, 2020, 204,372 additional shares were added to our 2019 Employee Stock Purchase Plan. The number of shares of common stock reserved for issuance under our 2019 Plan will automatically increase by the number of shares subject to outstanding stock options or other stock awards that were granted under our 2012 Equity Incentive Plan that are forfeited, terminated, expire, or are otherwise not issued. Additionally, the number of shares of common stock reserved for issuance under our 2019 Plan will automatically increase on January 1 of each calendar year for 10 years, starting January 1, 2020 and ending on and including January 1, 2029, in an amount equal to 5% of the total number of shares of capital stock outstanding on December 31 of the prior calendar year, unless the board of directors or compensation committee determines prior to the date of increase that there will be a lesser increase, or no increase. Effective January 1, 2020, 1,021,861 additional shares were added to our 2019 Plan.

PROPOSAL 3

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED

TO EFFECT A REVERSE STOCK SPLIT

Background

The Board has approved a proposed amendment to the Company’s amended and restated certificate of incorporation, as amended, or the Certificate of Incorporation, that would effect a reverse stock split whereby a number of outstanding shares of our common stock between and including two and twelve, such number consisting only of whole shares, will be combined into one share of our common stock, or the Reverse Stock Split. The amendment corresponding to this proposal is attached hereto as Appendix B.

Under the proposed amendment, any whole number of outstanding shares between and including two and twelve shares would be combined, converted and changed into one share of common stock. The Board believes that stockholder approval of the range of potential exchange ratios (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of the Reverse Stock Split and, therefore, is in the best interests of the Company and its stockholders. If the stockholders approve this proposal, the Board would effect the Reverse Stock Split only upon the Board’s determination that such Reverse Stock Split would be in the best interests of the Company and its stockholders at that time.

The effectiveness of this amendment or the abandonment of this amendment will be determined by the Board following the Annual Meeting in its discretion. To effect the Reverse Stock Split, the Board would set the timing for such a split and select the specific ratio from the range of ratios described in this Proposal 3. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

The Board has recommended that this proposed amendment be presented to the Company’s stockholders for approval.

Upon receiving stockholder approval of the proposed amendment, the Board will have the sole discretion to elect pursuant to Section 242(c) of the Delaware General Corporation Law, or the DGCL, as it determines to be in the best interests of the Company and its stockholders, whether to effect a Reverse Stock Split and, if so, the number of shares of our common stock between and including two and twelve which will be combined into one share of our common stock, at any time before the first anniversary of the Annual Meeting. If the proposal is approved by stockholders, and the Board determines to implement a Reverse Stock Split, we would communicate to the public the specific ratio the Board selects.

If the Board determines to effect a Reverse Stock Split by filing the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, the Certificate of Incorporation would be amended accordingly. The text of the form of amendment to the Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split reflected therein, is set forth in Appendix B to this Proxy Statement. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect one of the Reverse Stock Split, if any.

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding common stock immediately following the Reverse Stock Split as such stockholder held immediately prior to such Reverse Stock Split. The par value of the common stock would remain unchanged at $0.0001 per share. The amendment would not change the number of authorized shares of common stock. Accordingly, the Reverse Stock Split selected, if any, will have the effect of creating additional unreserved shares of our authorized common stock. These additional shares may be used by us for various purposes in the future without further stockholder approval, including, among other things:

•	raising capital to fund our development of our next generation of products or otherwise;

•	establishing strategic relationships with other companies;

•	providing equity incentives to our employees, officers or directors; and

•	expanding our business through the acquisition of other businesses or products.

You should keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of the Company’s business or your proportional ownership in the Company. You should also consider that in many cases, the market price of a company’s shares declines after events similar to the Reverse Stock Split.

Reasons for the Reverse Stock Split

Our common stock is listed on the Nasdaq Global Market, or Nasdaq, under the symbol “SONM.” Nasdaq has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. One criteria for continued listing is that we maintain a closing bid price that is greater than or equal to $1.00 per share.

We announced on July 28, 2020 that we had received a letter dated July 22, 2020 from the Listing Qualifications Department of The Nasdaq Stock Market, or the Staff, notifying the Company that, for 30 consecutive business days, the bid price for the Company’s common stock had closed below $1.00 per share, which is the minimum closing price required to maintain continued listing on The Nasdaq Stock Market pursuant to the Nasdaq Listing Rules, or the “Minimum Bid Requirement”. In accordance with the Nasdaq Listing Rules, the Company has 180 calendar days to regain compliance with the Minimum Bid Requirement. To regain compliance with the Minimum Bid Requirement, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days during this 180-day compliance period, which expires on January 18, 2021, unless the Staff exercises its discretion to extend this period pursuant to the Nasdaq Listing Rules. If we do not regain compliance with the Minimum Bid Requirement by January 18, 2021, but meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Requirement, and provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary, we may be granted an additional 180 calendar day compliance period. If we fail to regain compliance during the grace period, our common stock could be subject to delisting.

Our Board believes that the continued listing of our common stock on Nasdaq is in the best interests of our stockholders. If our common stock was delisted from Nasdaq, trading, if any, in our securities may then continue to be conducted in the over-the-counter market on the OTC bulletin board, OTC Markets or in the “pink sheets.” In this case, we could face significant material adverse consequences, including:

•	the issuance of our securities may require compliance with the individual securities laws or “blue sky” laws of several states, which may be time consuming and costly;

•	limited availability of market quotations for our securities;

•

the determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	more limited amount of news and analyst coverage for us;

•	decreased ability to issue additional securities or obtain additional financing in the future; and

•	decreased ability of our security holders to sell their securities in certain states.

The purpose of the Reverse Stock Split is to increase the market price of our common stock. The Board intends to implement a Reverse Stock Split with a specific conversion ratio only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our common stock and improve the likelihood that we will be allowed to maintain our listing on Nasdaq. If the trading price of our common stock increases without implementing one of the Reverse Stock Split exchange ratios, the Board may exercise its discretion not to implement any of the Reverse Stock Split exchange ratios.

Further, the Board also believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split. The Board is hopeful, however, that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Board Discretion to Implement the Reverse Stock Split

If the Reverse Stock Split is approved by the Company’s stockholders at the Annual Meeting, the actual reverse stock split will be effected, if at all, only upon a subsequent determination by the Board that a Reverse Stock Split (with a reverse split ratio determined by the Board as described above) is in the best interests of the Company and its stockholders at the time. Such determination will be based upon many factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect on the market price of the common stock. Notwithstanding approval of the Reverse Stock Split by the stockholders, the Board may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect the Reverse Stock Split prior to the one year anniversary of this Annual Meeting, as permitted under Section 242(c) of the DGCL. If the Board fails to implement the Reverse Stock Split prior to the one-year anniversary of this Annual Meeting, stockholder approval would again be required prior to implementing any Reverse Stock Split.

Discretionary Authority of the Board to Abandon Reverse Stock Split

The Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the certificate of amendment, even if the Reverse Stock Split has been authorized by our stockholders. By voting in favor of the Reverse Stock Split, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Criteria to be Used for Decision to Effect a Reverse Stock Split

If the stockholders approve the Reverse Stock Split, the Board will be authorized to proceed with any of the alternative Reverse Stock Split exchange ratios that it selects in its sole discretion. In determining whether to proceed with one of the Reverse Stock Split exchange ratios, the Board expects to consider a number of factors, including market conditions, existing and expected trading prices of our common stock, the Nasdaq listing requirements, our additional funding requirements, and the amount of our authorized but unissued common stock.

Effects of the Reverse Stock Split

After the Effective Time (as defined below) of the Reverse Stock Split, each stockholder will own a reduced number of shares of common stock. This would affect all of the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership in the Company, except to the extent that the Reverse Stock Split results in a stockholder owning a fractional share as described below. The number of stockholders of record would not be affected by the Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split.

Proportionate voting rights and other rights of the holders of common stock would not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock after the Reverse Stock Split.

The Reverse Stock Split would reduce the number of shares of common stock available for issuance under the 2019 Plan and our 2019 Employee Stock Purchase Plan, or the 2019 ESPP, in proportion to the reverse split ratio of the Reverse Stock Split. As of June 30, 2020, the number of shares of common stock authorized for issuance but unissued under the 2019 Plan is 356,072, which does not reflect the 3,000,000 additional shares that would be added to the 2019 Plan’s share reserve upon approval of Proposal 2, and the number of shares of common stock authorized for issuance but unissued under the 2019 ESPP is 408,453.

As of June 30, 2020, the Company has outstanding stock options to purchase approximately 1,806,493 shares of common stock, 2,150,000 shares of common stock subject to outstanding restricted stock units, and warrants to purchase 29 shares of common stock, all of which were granted under the 2019 Plan and various other prior plans and non-plan agreements. Under the terms of each of the various plans and agreements governing the Company’s outstanding options, warrants, and preferred stock, the Reverse Stock Split will effect a reduction in the number of shares of the Company’s common stock issuable upon the exercise of such options, warrants, and preferred stock conversion, in proportion to the reverse split ratio of the Reverse Stock Split. The Reverse Stock Split will effect a proportionate increase in the exercise prices of the Company’s outstanding stock options and warrants. In connection with the Reverse Stock Split, the number of shares of the Company’s common stock issuable upon the exercise of outstanding options and warrants or conversion of outstanding preferred stock will be rounded down to the nearest whole share, and no cash payment will be made in respect of such rounding.

Similarly, under the terms of the 2019 Plan and the agreements governing the Company’s outstanding restricted stock units, the Reverse Stock Split will effect a reduction in the number of shares of the Company’s common stock issuable upon the vesting of such restricted stock units in proportion to the reverse split ratio of the Reverse Stock Split. In connection with the Reverse Stock Split, the number of shares of the Company’s common stock issuable upon the vesting of outstanding restricted stock units will be rounded down to the nearest whole share, and no cash payment will be made in respect of such rounding.

The following table contains approximate information relating to the common stock under three specific ratios within the range, based on share information as of June 30, 2020:

	Number of Shares of Common Stock Before Reverse Stock Split	Estimated Number of Shares of Common Stock After the Reverse Stock Split
		2:1	6:1	12:1
Issued and outstanding (1)	65,927,316	32,963,658	10,987,886	5,493,943
Reserved for future issuance pursuant to 2019 Plan and 2019 ESPP (2)	764,525	382,262	127,420	63,710
Reserved for future issuance pursuant to outstanding options, RSUs, and warrants	3,956,522	1,978,261	659,420	329,710

(1)	The shares presented are an estimate as we do not know the number of fractional shares that will be required to be paid out in cash following the Reverse Stock Split.
(2)	Share reserve for 2019 Plan does not include 3,000,000 additional shares that would be available for future issuance upon approval of Proposal 2.

No fractional shares of common stock will be issued in connection with any of the proposed Reverse Stock Split exchange ratios. Holders of a common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as described below.

The common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect the registration of the common stock under the Exchange Act. After the Reverse Stock Split, provided that the Company continues to meet the minimum bid price and other listing requirements, the common stock would continue to be reported on the Nasdaq Global Market under the symbol “SONM”.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

If the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

The effect of the Reverse Stock Split upon the market prices for the common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of the common stock after the Reverse Stock Split will be 2 to 12 times, as applicable, the price per share of the common stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the market price of the common stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results which have been outlined above. Moreover, because some investors may view a Reverse Stock Split negatively, there can be no assurance that approval of the Reverse Stock Split will not adversely impact the market price of the common stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long term investors or that the liquidity of our common stock will increase since there would be a reduced number of shares outstanding after the Reverse Stock Split.

The increase in the number of shares of authorized but unissued and unreserved common stock may have an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Certificate of Incorporation or the Amended and Restated Bylaws of the Company, or the Bylaws.

The increased number of available authorized but unissued shares as a result of the Reverse Stock Split would give the Company’s management more flexibility to resist or impede a third-party takeover bid that provides an above-market premium that is favored by a majority of the independent stockholders. Any such anti-takeover effect of the Reverse Stock Split would be in addition to existing anti-takeover provisions of the Certificate of Incorporation and Bylaws.

Effective Time

If the proposed Reverse Stock Split is approved at the Annual Meeting and the Board elects to proceed with one of the Reverse Stock Split in one of the approved ratios, the Reverse Stock Split would become effective as of the filing, or the Effective Time, of the applicable certificate of amendment to the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, all shares of common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of common stock in accordance with the Reverse Stock Split ratio determined by the Board among the choices set forth in this Proposal 3.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, the Company shall pay cash equal to such fraction multiplied by the average closing sale price of shares of common stock for the 10 trading days immediately prior to the Effective Time (calculated on a post- reverse split basis) or, if no such sale takes place on such days, the average of the closing bid and asked prices for such days, as officially reported on the Nasdaq. Upon stockholder approval of this proposal, if the Board elects to implement the Reverse Stock Split at a reverse split ratio ranging between and including 2:1 to 12:1, stockholders owning less than 2 to 12 shares, as applicable, of common stock prior to the Reverse Stock Split would be eliminated. However, even if the Board selects the maximum Reverse Stock Split ratio of 12:1, the Company does not expect that cashing out fractional stockholders would substantially reduce the number of stockholders of record.

Exchange of Stock Certificates

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. American Stock Transfer & Trust Company, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares are held in book-entry form or by their stockbroker do not need to submit old share certificates for exchange. These stockholders’ book-entry records or brokerage accounts will automatically reflect the new quantity of shares based on the selected Reverse Stock Split ratio. As soon as practicable after the Effective Time, our transfer agent will send to such stockholders or their brokers a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of common stock held. As of the Effective Time, each certificate or other share ownership record representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

No Appraisal Rights

Under the DGCL, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain Material Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following is a summary of certain material federal income tax considerations of the proposed Reverse Stock Split to certain U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder and administrative rulings, court decisions and other legal authorities related thereto, each as in effect as of the date of this proposal and all of which are subject to change or differing interpretations. Any such change or differing interpretation, which may or may not be retroactive, could alter the tax consequences to the stockholders described herein. This discussion is included for general informational purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder. It addresses only stockholders who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, real estate investment trusts, regulated investment companies, stockholders who hold their pre-Reverse Stock Split shares through individual retirement or other tax-deferred accounts, stockholders who are not U.S. Holders (as defined below), stockholders who have a functional currency other than the U.S. dollar, partnerships or other entities classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding pre-Reverse Stock Split shares through such entities), stockholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Code or Section 1244 stock for purposes of Section 1244 of the Code, stockholders who acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, stockholders who are subject to the alternative minimum tax or Medicare contribution tax provisions of the Code, or stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Stock Split, including the tax consequences of the Reverse Stock Split under state, local or non-U.S. tax laws, or under estate, gift, excise or other non-income tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split) including, without limitation, the tax consequences to holders of options, warrants or similar rights to acquire our common stock. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split. There can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. Each stockholder is advised to consult his, her or its tax advisor as to the federal income tax consequences of the Reverse Stock Split in such stockholder’s situation.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

•	an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes, and the remainder of this discussion assumes the Reverse Stock Split so qualifies. The federal income tax consequences of the Reverse Stock Split will vary depending on whether a stockholder receives solely a reduced number of shares in the Reverse Stock Split or receives cash for fractional shares. A stockholder who receives solely a reduced number of shares generally will not recognize gain or loss in the Reverse Stock Split. A stockholder who receives cash for fractional shares generally will recognize gain or loss equal to the difference between the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and the cash received for such fractional shares. Such gain or loss will be a capital gain or loss and will be short term if the pre-Reverse Stock Split shares were held for one year or less and long term if held more than one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

No gain or loss will be recognized by Sonim as a result of the Reverse Stock Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Required Vote

The affirmative vote of the holders of a majority of the shares of the common stock outstanding will be required to approve the Reverse Stock Split and the corresponding amendment to the Certificate of Incorporation to effect the Reverse Stock Split.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Moss Adams as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Moss Adams has audited the Company’s financial statements since 2013. Representatives of Moss Adams are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Moss Adams as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Moss Adams to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Moss Adams.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and December 31, 2018, by Moss Adams, the Company’s principal accountant.

Type of Fees	Fees for Fiscal 2019	Fees for Fiscal 2018
Audit Fees (1)	$651,881	$1,590,306
Audit-Related Fees (2)	—	—
Tax Fees (3)	132,022	—
All Other Fees (4)	—	—

Total Fees	$783,903	$1,590,306

(1)

Audit Fees consist of fees for: professional services rendered for the audit of our consolidated financial statements included in our annual report, the review of our interim consolidated financial statements included in our quarterly reports, and services in connection with our Registration Statement on Form S-1 and Form S-3 related to our initial public offering and services in connection with regulatory filings for 2018.

(2)	There were no Audit-Related Fees in 2019 and 2018.
(3)	Tax Fees consist of fees for tax compliance, advice, and planning.
(4)	There were no All Other Fees in 2019 and 2018.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee must pre-approve all audit related services and permissible non-audit services (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services) provided by our independent registered public accounting firm. However, the Audit Committee may delegate preapproval authority to one or more committee members so long as any such preapproval decisions are presented to the full committee at the next scheduled meeting.

The Audit Committee has determined that all such services rendered by the independent registered public accounting firm are permissible under applicable laws and regulations, and during 2019, were pre-approved by the Audit Committee in accordance with the audit committee pre-approval policy. A copy of our audit committee charter and the pre-approval policy attached as Exhibit A to our audit committee charter are available in the investor relations section of our website at www.sonimtech.com under Investor Relations.

The Audit Committee has determined the services provided by Moss Adams are compatible with maintaining the independence of Moss Adams.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of August 14, 2020 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

The number of shares owned and percentage ownership in the following table is based on 65,930,191 shares of common stock outstanding on August 14, 2020. Except as otherwise indicated below, the address of each officer and director listed below is c/o 6838 Bee Cave Road, Building 1, Suite 279, Austin TX 78746.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of August 14, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those options and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner	Total	Percent
5% Stockholders:

Entities Affiliated with B. Riley Financial, Inc. (1)	11,819,577	17.93%
180 Degree Capital Group (2)	9,251,547	14.03%

Directors and Named Executive Officers:

Thomas W. Wilkinson	202,500	*
Robert Plaschke (3)	670,036	1.02%
Robert Tirva (4)	169,395	*
James Walker	0	*
Charles Becher	2,274	*
John Kneuer	9,147	*
Maurice Hochschild	20,000	*
Alan Howe (5)	20,034	*
Jeffrey D. Johnson (6)	8,334	*
Susan G. Swenson	5,000	*
Kenny Young (7)	11,819,577	17.93%
All Directors and Executive Officers as a Group (8)	12,253,987	18.59%

*	Represents less than 1% of the outstanding shares of our common stock.
(1)

Based solely on, and in reliance upon, and without independent investigation of, information provided by B. Riley Financial, Inc., B. Riley Capital Management, LLC, BRC Partners Management GP, LLC, BRC Partners Opportunity Fund, L.P., B. Riley Principal Investments, LLC, B. Riley FBR, Inc., Kenneth Young and Bryant R. Riley in a Schedule 13D filed with the SEC on June 29, 2020. Entities affiliated B. Riley Financial, Inc.

have beneficial ownership of (i) 1,139,085 shares of common stock held of record by B. Riley Financial, Inc., (ii) 3,560,167 shares of common stock held of record by B. Riley Principal Investments, LLC, and (iii) 7,120,325 shares held of record by BRC Partners Opportunity Fund. L.P. B. Riley Financial, Inc., B. Riley Principal Investments, LLC and BRC Partners Opportunity Fund, L.P. are collectively referred to as the B. Riley Entities. BRC Partners Management GP, LLC is the general partner of BRC Partners Opportunity Fund, LP. B. Riley Capital Management, LLC, is the parent company of BRC Partners Management GP, LLC. B. Riley Capital Management, LLC is the sole member of BRC Partners Management GP, LLC and a wholly-owned subsidiary of B. Riley Financial, Inc. Bryant Riley, as Chief Executive Officer of B. Riley Capital Management, LLC and Chairman and Co-Chief Executive Officer of B. Riley Financial, Inc., has voting and dispositive power over the shares held by the B. Riley Entities. The address for B. Riley Financial, Inc. is 21255 Burbank Blvd. Suite 400 Woodland Hills, CA 91367, and the address for BRC Partners Opportunity Fund, LP is 11100 Santa Monica Blvd. Suite 800 Los Angeles, CA 90025.

(2)

Based solely on, and in reliance upon, and without independent investigation of, information provided by 180 Degree Capital Group in a Schedule 13G/A filed with the SEC on July 6, 2020. 180 Degree Capital Corp. (“180”) disclaims beneficial ownership of 3,350,000 of these shares that are beneficially owned by a separately managed account (“SMA”). 180 has shared dispositive and voting power over these shares through its position as Investment Manager of the SMA. 180 disclaims beneficial ownership of the shares owned by the SMA except for its pecuniary interest therein. The address of 180 Degree Capital Group is 7 N. Willow Street, Suite 4B, Montclair, New Jersey 07042. The Schedule 13G filed by the reporting person provides information only as of June 30, 2020, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed since June 30, 2020.

(3)	Consists of 437,250 shares held directly by Robert Plaschke, and 232,786 shares issuable upon the exercise of outstanding options.
(4)

Consists of 102,500 shares held directly by Robert Tirva, which includes 21,125 shares subject to RSUs and 45,770 shares issuable upon the exercise of outstanding options held by Robert Tirva exercisable within 60 days of August 14, 2020.

(5)	Consists of 18,333 shares held directly by Alan Howe, 1,701 shares issuable upon the exercise of outstanding options and held by Alan Howe exercisable within 60 days of August 14, 2020.
(6)	Consists of 5,000 shares held directly by Jeffrey D. Johnson, 3,334 shares issuable upon the exercise of outstanding options held by Jeffrey D. Johnson exercisable within 60 days of August 14, 2020.
(7)

Mr. Young does not own shares in his individual capacity. He is the Chief Executive Officer of B. Riley Principal Investments, LLC and President of B. Riley Financial, Inc. Mr. Young does not have either sole voting or investment control over the B. Riley Entities’ shares and he disclaims beneficial ownership of the B. Riley Entities’ shares.

(8)	Only includes current Directors and Executive Officers as a Group.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended December 2019, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were timely filed, except for one transaction that was reported late on Form 4 by John Kneuer.

EXECUTIVE COMPENSATION

Executive Officers

Name	Age	Position
Executive Officers
Thomas W. Wilkinson	50	Chief Executive Officer and Director
Robert Tirva	54	Chief Financial Officer

Biographical information with regard to Mr. Wilkinson is presented under “Election of Directors” in this proxy statement.

Robert Tirva has served as our Chief Financial Officer since September 2019. Mr. Tirva previously served as the Chief Financial Officer of Intermedia, a private cloud UCaaS and business application provider from August 2016 to February 2019. From August 2014 to August 2016, Mr. Tirva was corporate controller at Dropbox, Inc., a collaboration platform provider. Prior to his service at Dropbox, he held various finances roles of increasing responsibility at Broadcom Corporation, including Senior Vice President, Principal Accounting Officer and Vice President of Finance. He currently serves on the Board of Directors of Resonant Inc., a hardware development company for mobile devices. Mr. Tirva received an M.B.A. from the Yale School of Management and a Bachelor of Business Administration in Accounting from the University of Notre Dame.

Summary Compensation Table

Our named executive officers for the year ended December 31, 2019, consisting of all individuals who served as our principal executive officer during the year ended December 31, 2019, the two most highly compensated executive officers other than the principal executive officer who were serving as executive officers as of December 31, 2019 and one former executive officer for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer as of December 31, 2019, were:

•	Thomas W. Wilkinson, our Chief Executive Officer;

•	Robert Plaschke, our former Chief Executive Officer;

•	Robert Tirva, our Chief Financial Officer;

•	James Walker, our former Chief Financial Officer; and

•	Charles Becher, our former Chief Sales and Marketing Officer.

The following table sets forth information regarding compensation earned during the years ended December 31, 2019 and December 31, 2018 by our named executive officers, or NEOs.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Thomas W. Wilkinson	2019	$93,269	(2)	$—	$—	$246,100	$—		$—		$339,369
Chief Executive Officer
Robert Plaschke	2019	$333,333		$—	$4,948,147	$685,486	$—		$222,741	(3)	$6,189,707
Former Chief Executive Officer	2018	$381,250		$575,000	$—	$—	$400,000		$22,500		$1,378,750
Robert Tirva	2019	$66,667	(4)	$—	$190,970	$188,756	$—		$—		$446,393
Chief Financial Officer
James Walker	2019	$194,792		$—	$415,720	$386,552	$—		$206,250	(5)	$1,203,314
Former Chief Financial Officer	2018	$291,667		$—	$—	$372,800	$206,250		$—		$870,717
Charles Becher	2019	$350,000		$—	$251,620	$231,931	$78,970	(6)	$—		$912,521
Former Chief Sales and Marketing Officer	2018	$350,000		$—	$—	$246,399	$250,000		$—		$846,399

(1)

This column reflects the full grant date fair value for options or stock awards granted during the year ended December 31, 2019 as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. The assumptions we used in valuing options are described in Note 8 to our consolidated financial statements included elsewhere in this annual report. These amounts do not necessarily correspond to the actual value that may be recognized from the stock options by the NEOs.

(2)	Mr. Wilkinson served as our Chief Executive Officer since October 2019 and was paid prorated salary amounts based on an annual salary of $400,000.
(3)

Represents $7,349 for World Presidents Organization activities to which Mr. Plaschke was entitled pursuant to his employment agreement and $207,349 in salary continuation payments and $15,392 in reimbursement for COBRA health insurance premiums to which Mr. Plaschke is entitled pursuant to his transition agreement.

(4)	Mr. Tirva served as our Chief Financial Officer since September 2019 and was paid prorated salary amounts based on an annual salary of $300,000.
(5)	Represents $206,250 in salary continuation payments to which Mr. Walker is entitled pursuant to his separation agreement.
(6)	Represents $78,970 in revenue bonus payments based on our financial performance and certain agreed-upon targets.

Outstanding Equity Awards at December 31, 2019

The following table provides information about outstanding equity awards held by each of our named executive officers at December 31, 2019. Awards for Mr. Plaschke, Mr. Walker, and Mr. Becher were granted under our 2012 Equity Incentive Plan and awards for Mr. Wilkinson and Mr. Tirva were granted under our 2019 Equity Incentive Plan.

	Option Awards									Stock Awards
	Number of Securities Underlying Unexercised Options (#)				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (13)
Name	Exercisable		Unexercisable
Tom W. Wilkinson	—		200,000	(1)	—		2.48	12/1/2029
Robert Plaschke	103,703		—		—		0.45	10/30/2020	(2)
	83,055	(3)	70,278		—		0.45	10/30/2020	(2)
	—		133,000	(4)	—		10.94	10/30/2020	(2)	67,000	(5)	243,210
Robert Tirva	—		169,000	(6)	—		2.26	10/31/2029		84,500	(7)	306,735
James Walker	201,666		—		—		0.90	1/17/2020	(8)
Charles Becher	145,831	(9)	54,168		—		0.75	2/13/2027
					133,333	(10)	0.90	9/9/2028
			45,000	(11)	—		10.94	4/9/2023		23,000	(12)	83,490

(1)

25% of the shares of common stock underlying the option, or 50,000 shares, will vest in October 2020, the first anniversary of the vesting commencement date, and the remainder will vest in 36 equal monthly installments thereafter, subject to Mr. Wilkinson’s continuous service through the relevant vesting dates. During the 13 months following a change in control, if we terminate Mr. Wilkinson’s employment without cause or if Mr. Wilkinson resigns for good reason, vesting of this option will accelerate in full.

(2)	Pursuant to Mr. Plaschke’s transition agreement, his post-separation option exercise period was extended until October 30, 2020.
(3)

25% of the shares of common stock underlying the option, or 38,333 shares, vested in October 2018, the first anniversary of the vesting commencement date, and 44,722 shares vested in equal monthly installments thereafter based on Mr. Plaschke’s continuous service through the relevant vesting dates.

(4)

25% of the shares, or 33,250 shares, will vest annually beginning in April 2020, the first anniversary of the vesting commencement date, subject to Mr. Plaschke’s continuous service through the relevant vesting dates.

(5)

25% of the shares, or 16,750 shares, will vest annually beginning in April 2020, the first anniversary of the vesting commencement date, subject to Mr. Plaschke’s continuous service through the relevant vesting dates.

(6)

25% of the shares of common stock underlying the option, or 42,250, shares, will vest in September 2020, the first anniversary of the vesting commencement date, and the remainder will vest in 36 equal monthly installments thereafter, subject to Mr. Tirva’s continuous service through the relevant vesting dates. During the 13 months following a change in control, if we terminate Mr. Tirva’s employment without cause or if Mr. Tirva resigns for good reason, vesting of this option will accelerate in full.

(7)

25% of the shares, or 21,125 shares, will vest annually beginning in September 2020, the first anniversary of the vesting commencement date, subject to Mr. Tirva’s continuous service through the relevant vesting dates. During the 13 months following a change in control, if we terminate Mr. Tirva’s employment without cause or if Mr. Tirva resigns for good reason, vesting of this award will accelerate in full.

(8)	Pursuant to Mr. Walker’s separation agreement, his post-separation option exercise period was extended until January 17, 2020.
(9)

25% of the shares of common stock underlying the option, or 49,999 shares, vested in January 2018, the first anniversary of the vesting commencement date, and the remainder will vest in 36 equal monthly installments thereafter, subject to Mr. Becher’s continuous service through the relevant vesting dates. During the 13 months following a change in control, if we terminate Mr. Becher’s employment without cause or if Mr. Becher resigns for good reason, vesting of this option will accelerate with respect to such number of shares that would have vested had Mr. Becher remained employed for 24 months following the date of termination. Mr. Becher’s continuous service terminated in January 2020.

(10)

33,333 shares of common stock underlying this option will vest at the end of each fiscal year in which the revenue plan set forth in Mr. Becher’s employment agreement is exceeded by at least 25%, 33,333 shares underlying this option will vest at the end of each fiscal year in which our gross margin exceeds 39%, and 33,333 shares underlying this option will vest at the end of each fiscal year in which our gross margin exceeds 42%. During the 13 months following a change in control, if we terminate Mr. Becher’s employment without cause or if Mr. Becher resigns for good reason, 25% of the shares underlying this option will accelerate. Mr. Becher’s continuous service terminated in January 2020.

(11)

25% of the shares of common stock underlying the option, or 11,250 shares, will vest in April 2020, the first anniversary of the vesting commencement date, and the remainder will vest in 36 equal monthly installments thereafter, subject to Mr. Becher’s continuous services through the relevant vesting dates.

(12)

25% of the shares, or 5,750 shares, will vest annually beginning in April 2020, the first anniversary of the vesting commencement date, subject to Mr. Becher’s continuous service through the relevant vesting dates.

(13)	Based on closing price of common stock ($3.63) as reported on Nasdaq Global Market on December 31, 2019.

Agreements with Our Named Executive Officers

Set forth below are descriptions of our employment agreements with our named executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers that were providing services to the Company as of December 31, 2019, see “—Potential Payments upon Termination or Change in Control.”

Mr. Wilkinson. In October 2019, we entered into an employment agreement with Mr. Wilkinson. Under the terms of the employment agreement, Mr. Wilkinson will receive an annual base salary of $400,000. Further, he is eligible, beginning in the fiscal year 2020, for an annual bonus of 100% of his base salary based on performance against targets to be determined by the Board at the beginning of each year. In the Wilkinson Agreement, the Company has agreed to establish a transaction bonus plan, which will be funded by 10% of the consideration payable to company stockholders in the event of a change in control after deducting transaction expenses, of which Mr. Wilkinson shall have a 50% interest. In addition, Mr. Wilkinson is entitled to receive up to $15,000 each year for his participation in World Presidents Organization activities and a monthly stipend of $2,000 through July 2020 for office space in Austin, Texas. Mr. Wilkinson is eligible to participate in the employee benefit plans generally available to our employees, as well as in discretionary bonuses (if any) approved by the Board from time to time. In December 2019, we granted to Mr. Wilkinson an option to purchase 200,000 shares of the Company’s stock, which option vests over a four-year period subject to continued service to the Company.

Mr. Plaschke. In August 2018, we entered into an employment agreement with Mr. Plaschke. Under the terms of the employment agreement, Mr. Plaschke was entitled to an annual base salary of $400,000 and eligible to receive an annual performance bonus with a target of 100% of his base salary based on our performance against EBITDA objectives, as determined by our board of directors. In addition, Mr. Plaschke was entitled to receive up to $22,500 in funds each year from us for his participation in World Presidents Organization activities. Mr. Plaschke was also eligible to participate in the employee benefit plans generally available to our employees. Upon the listing of our common stock on Nasdaq, we issued Mr. Plaschke a restricted stock award, or the Liquidity Bonus, for 383,197 shares, of which we withheld 172,439 shares to satisfy tax obligations associated with the grant. 50% of the shares subject to the restricted stock award vested once our enterprise value (as defined in Mr. Plaschke’s employment agreement) equaled $125 million, and 100% vested once our enterprise value equaled $150 million.

Mr. Tirva. In September 2019, we entered into an employment agreement with Mr. Tirva, which was amended in December 2019. Under the terms of the employment agreement, Mr. Tirva is entitled to an annual base salary of $300,000 and is eligible to receive an annual bonus of 50% of his base salary based on our performance against EBITDA objectives, as determined by our board of directors. In November 2019, we granted to Mr. Tirva an option to purchase 169,000 shares of common stock and 84,500 restricted stock units. 25% of the shares of common stock underlying the option, or 42,250 shares, will vest in September 2020, the first anniversary of the vesting commencement date, and the remainder will vest in 36 equal monthly installments thereafter, subject to Mr. Tirva’s continuous service through the relevant vesting dates and accelerated vesting upon a change in control (as defined in Mr. Tirva’s employment agreement). The shares underlying the restricted stock units will vest in four equal annual installments starting in September 2020, the first anniversary of the vesting commencement date, subject to Mr. Tirva’s continuous service through the relevant vesting dates and accelerated vesting upon a change in control (as defined in Mr. Tirva’s employment agreement).

Mr. Walker. In August 2018, we entered into an employment agreement with Mr. Walker. Under the terms of the employment agreement, Mr. Walker was entitled to an annual base salary of $275,000 and eligible to receive an annual performance bonus with a target of 75% of his base salary based on our performance against EBITDA objectives, as determined by our board of directors. In September 2018, we granted to Mr. Walker an option to purchase 201,066 shares of common stock. 25% of the shares of common stock underlying the option, or 50,416 shares, vested in January 2019, the first anniversary of the vesting commencement date, and the remainder were subject to accelerated vesting based on our enterprise value (as defined in Mr. Walker’s employment agreement). Mr. Walker was also eligible to participate in the employee benefit plans generally available to our employees.

Mr. Becher. In February 2019, we entered into an employment agreement with Mr. Becher. Under the terms of the employment agreement, Mr. Becher was entitled to an annual base salary of $350,000 and was eligible to receive an annual performance bonus based on our performance against EBITDA objectives, as determined by our board of directors. In addition to the annual cash performance bonus, Mr. Becher was also eligible to receive a revenue bonus based on our financial performance and certain agreed-upon targets. In September 2018, we granted to Mr. Becher an option to purchase 133,333 shares of common stock subject to performance-based vesting. Mr. Becher is also eligible to participate in the employee benefit plans generally available to our employees.

Potential Payments upon Termination or Change in Control

Each of our named executive officers that were providing services to the Company as of December 31, 2019 is eligible to receive certain benefits pursuant to his employment agreement with us, as described below. “Cause,” “good reason,” “enterprise value,” “financial investors” and “change in control” are defined in the applicable employment agreements with each of our named executive officers.

Mr. Wilkinson. Upon Mr. Wilkinson’s termination without cause, or due to his death, permanent disability or for good reason, in either case at any time prior to a change in control or more than 13 months after a change in control, Mr. Wilkinson will receive 12 months of continued base salary and reimbursement for COBRA health insurance premiums for up to 12 months following the date of termination. If Mr. Wilkinson’s employment is terminated without cause, or his employment is terminated for good reason, in either case at any time within 13 months after a change in control, Mr. Wilkinson will receive 18 months of continued base salary, reimbursement for COBRA health insurance premiums for a period of up to 18 months, 150% of his target bonus for the year of termination (assuming full achievement, but no over-achievement, of performance targets under the bonus plan), and accelerated vesting of any then-outstanding options or stock awards. Such payments and benefits are conditioned upon Mr. Wilkinson continuing to comply with certain restrictive covenants applicable to him and upon execution, delivery, and non-revocation of a general release of claims. In addition, any amount payable upon a termination of employment under the Wilkinson Agreement will be paid only if the termination constitutes a separation from service under Section 409A of the Code.

Mr. Tirva. In the event Mr. Tirva’s employment is terminated without cause, or his employment is terminated due to death, permanent disability or for good reason, in either case within 90 days of Mr. Tirva’s start date, Mr. Tirva will receive two months of continued base salary and two months of vesting of stock options and stock awards. In the event Mr. Tirva’s employment is terminated without cause, or his employment is terminated due to death, permanent disability or for good reason, in either case at any time prior to a change in control or more than 13 months after a change in control, Mr. Tirva will receive nine months of continued base salary and reimbursement for COBRA health insurance premiums for a period of up to nine months following the date of termination. In the event that Mr. Walker’s employment is terminated by us for any reason, his employment terminates due to his death or permanent disability, or he resigns for good reason, he will be entitled to a pro rata portion of his target bonus for the year of termination. In the event Mr. Tirva’s employment is terminated without cause or he resigns for good reason within 13 months after our change in control, Mr. Tirva will receive 12 months of continued base salary, reimbursement for COBRA health insurance premiums for a period of up to 12 months following the date of termination and immediate vesting of any then-outstanding options and stock awards. Such payments and benefits are conditioned upon Mr. Tirva continuing to comply with certain restrictive covenants applicable to him and upon execution of an effective general release of claims. In addition, any amount payable upon a termination of employment under the employment agreement will be paid only if the termination constitutes a separation from service under Section 409A of the Code.

Mr. Becher. In the event Mr. Becher’s employment is terminated without cause, or his employment is terminated due to death, permanent disability or for good reason, in either case at any time prior to a change in control or more than 13 months after a change in control, Mr. Becher will receive six months of continued base salary. In the event Mr. Becher’s employment is terminated without cause or he resigns for good reason within 13 months after a change in control of the Company, Mr. Becher will receive 12 months of continued base salary, reimbursement for COBRA health insurance premiums for a period of up to six months following the date of termination, accelerated vesting of the shares granted under Mr. Becher’s option granted in February 2017 that would have vested within 24 months after the date of termination, and accelerated vesting of 25% of the shares granted under Mr. Becher’s option granted in September 2018. Such payments and benefits are conditioned upon Mr. Becher continuing to comply with certain restrictive covenants applicable to him and upon execution of an effective general release of claims. In addition, any amount payable upon a termination of employment under the employment agreement will be paid only if the termination constitutes a separation from service under Section 409A of the Code.

Mr. Plaschke. In October 2019, Mr. Plaschke ceased serving as our chief executive officer and resigned from our board of directors. We entered into a transition agreement with Mr. Plaschke pursuant to which Mr. Plaschke will serve as a senior advisor to our board of directors until April 30, 2020, unless his employment is terminated prior to such time. Pursuant to the transition agreement, Mr. Plaschke is entitled to salary continuation, benefits continuation, and continued vesting under his outstanding equity awards during the transition period. If we terminate Mr. Plaschke’s employment without cause prior to April 30, 2020, vesting of his equity awards shall accelerate as if Mr. Plaschke were employed through April 30, 2020. Also pursuant to the transition agreement, if Mr. Plaschke resigns for any reason prior to April 30, 2020, Mr. Plaschke shall be entitled to salary continuation and COBRA health insurance premiums through April 30, 2020. If we terminate Mr. Plaschke without cause prior to April 30, 2020 or Mr. Plaschke remains employed through April 30, 2020, Mr. Plaschke will be entitled to salary continuation through April 30, 2020, a lump sum payment in an amount to be determined by the Board, which shall be between three and six months of his base salary, COBRA health insurance premiums up to July 30, 2020, and an extension of his post-separation option exercise period until October 30, 2020. Such payments and benefits are conditioned upon Mr. Plaschke continuing to comply with certain restrictive covenants applicable to him and upon execution, delivery, and non-revocation of a general release of claims. In addition, any amount payable upon a termination of employment under the transition agreement will be paid only if the termination constitutes a separation from service under Section 409A of the Code.

Mr. Walker. In September 2019, Mr. Walker ceased serving as our chief financial officer. Pursuant to the terms of the separation agreement with Mr. Walker, he is entitled to nine months of continued base salary and reimbursement for COBRA health insurance premiums for a period of up to nine months following the date of termination. Such payments and benefits are conditioned upon Mr. Walker continuing to comply with certain restrictive covenants applicable to him and his execution of an effective general release of claims. Also pursuant to the separation agreement, we extended his post-separation option exercise period to January 17, 2020.

Transaction Bonus Plan

In December 2019, our board of directors approved a transaction bonus plan that is intended to incentivize Company employees who are in a position to significantly impact the value received by the Company’s stockholders in a change of control transaction. Pursuant to the plan, upon consummation of a change of control transaction, 10% of the consideration payable to Company stockholders, after deducting transaction expenses, will be distributed to plan participants, including Mr. Wilkinson and Mr. Tirva. The Plan has a three-year term and may be extended by the administrator. Subject to the terms of the plan, participants must be continuously providing services to the Company through the date of the closing of a change in control transaction to be eligible to receive a bonus thereunder, and payment is contingent upon delivery and non-revocation of a general release of claims. Our board of directors has allocated a 50% interest in the plan to Mr. Wilkinson and a 10% interest in the plan to Mr. Tirva, which was contingent upon Mr. Tirva’s agreement to serve as our chief financial officer.

Executive Bonus Plan

Our board of directors has approved an executive bonus plan in 2018 whereby the board has approved a target bonus pool for allocation to our executive officers, including our named executive officers, and includes a discretionary fund to be distributed to employees with a title of “vice president” or “director” as well as an additional discretionary pool for our Chief Executive Officer. Each eligible participant has an opportunity to earn a payment based on achievement of corporate performance goals relating to EBITDA targets for the year ended December 31, 2018. Executive officers are eligible for a merit-based bonus in an amount set based on employment grade (ranging from 37.5% to 100% of base annual salary), which is then multiplied by a percentage (ranging from 40% up to 175%) based on achievement of EBITDA targets. For 2018, we paid an aggregate of approximately $1.3 million pursuant to such executive bonus plan. Certain executives, including our named executive officers, were eligible to earn a bonus based on achievement of corporate performance goals relating to EBITDA targets for the year ended December 31, 2019. The EBIDTA targets were not met so no bonus payments were made to our named executive officers in the year ended December 31, 2019.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2019.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during 2019.

Employee Benefit Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate executive officers and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executive officers generally are awarded an initial new hire grant upon commencement of employment.

Each of our named executive officers currently holds equity awards under our 2019 Equity Incentive Plan or 2012 Equity Incentive Plan, as applicable, that were granted subject to the general terms thereof and the applicable forms of award agreement thereunder. The specific vesting terms of each named executive officer’s equity awards are described above under “Outstanding Equity Awards as of December 31, 2019.”

Prior to our initial public offering, we granted all equity awards pursuant to our 2012 Equity Incentive Plan. We currently grant all equity awards pursuant to our 2019 Equity Incentive Plan. All options are granted with a per share exercise price equal to no less than the fair market value of a share of our Common Stock on the date of the grant, and generally vest on a monthly basis over 48 months, subject to the continued service with us through each vesting date. All options have a maximum term of up to 10 years from the date of grant, subject to earlier expiration following the cessation of an executive officer’s continuous service with us. Option vesting is subject to acceleration as described above under “Potential Payments upon Termination or Change in Control.” Options generally remain exercisable for three months following an executive officer’s termination, except in the event of a termination for cause or due to disability or death. Restricted stock unit awards, or RSUs, generally vest annually over 4 years, subject to the continued service with us through each vesting date.

Health and Welfare Benefits

We pay premiums for medical insurance, dental insurance, and vision insurance for all full-time employees, including our named executive officers. These benefits are available to all full-time employees, subject to applicable laws.

401(k) Plan

We maintain a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax, or after-tax, basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan. We do not currently provide a matching contribution under the 401(k) plan.

Director Compensation

The following table sets forth information regarding compensation earned during the year ended December 31, 2019 by our non-employee directors who served as directors during such year. Messrs. Plaschke and Wilkinson, our former Chief Executive Officer and current Chief Executive Officer, respectively, served on our board of directors but did not receive compensation for their service as directors and the compensation paid to each of Messrs. Plaschke and Wilkinson for their services as employees during the year ended December 31, 2019, is set forth in the “Summary Compensation Table” above.

Name	Fees earned or Paid in Cash ($)		Stock awards (1) (S)	Option awards (1) ($)		Total
Maurice Hochschild	43,071		37,200	84,447	(2)	164,718
Alan Howe	32,143		37,200	84,447	(2)	153,790
Jeffrey Johnson	25,071		37,200	101,631	(2)	163,902
John Kneuer	30,857		37,200	84,447	(2)	152,504
Sue Swenson	34,071		37,200	84,447	(2)	155,718
Kenny Young	50,000	(3)	0	0
Toru Amakasu	0	(4)	0	0
Rajan Naik	0	(5)	0	0
Bryant Riley	0	(6)	0	0

(1)

This column reflects the full grant date fair value for options or stock awards granted during the year ended December 31, 2019 as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. The assumptions we used in valuing options are described in Note 8 to our consolidated financial statements included elsewhere in this annual report. These amounts do not necessarily correspond to the actual value that may be recognized from the stock awards by the non-employee directors

(2)

Includes $84,447 as the full grant date fair value for an option issued in December 2019 with performance-based vesting, which grant date fair value assumes the highest level of achievement had been met.

(3)

During the first quarter of 2019, fees for Mr. Young’s service as a director were paid to B. Riley Principal Investments, LLC, Mr. Young’s employer, pursuant to a management services agreement entered into in October 2017, which terminated in connection with our initial public offering. Thereafter, Mr. Young has declined to receive any compensation for his services as a member of the board of directors and any committee thereof.

(4)

Mr. Amakasu resigned from the board of directors in March 2019. Mr. Amakasu did not receive any compensation for his services as a member of the board of directors during the year ended December 31, 2019.

(5)

Mr. Naik resigned from the board of directors in February 2019. Mr. Naik did not receive any compensation for his services as a member of the board of directors during the year ended December 31, 2019.

(6)	Mr. Riley resigned from the board of directors in March 2019. Mr. Riley did not receive any compensation for his services as a member of the board of directors during the year ended December 31, 2019.

Non-Employee Director Compensation Policy

In April 2019, we adopted a non-employee director compensation policy pursuant to which our non-employee directors are eligible to receive compensation for service on our board of directors and committees of our board of directors.

Equity Compensation

Each new non-employee director who joins our board of directors is granted an initial award of restricted stock units under our 2019 Plan having an aggregate value of $165,000 which vest annually over three years from the grant date, subject to continued service as a director through the applicable vesting date.

Notwithstanding the foregoing, the initial award of restricted stock units were not awarded to our non-employee directors until November 13, 2019, at which time the closing price of a share of our common stock was $2.48 share. In an effort to reflect the fact that these awards were intended to be made in connection with our initial public offering, the number of shares subject to each initial award of restricted stock units was determined by reference to the price of our common stock in our initial public offering, or $11 per share.

On the date of each annual meeting of our stockholders, each non-employee director who will continue as a non-employee director following such meeting is granted an annual award of restricted stock units under our 2019 Plan having an aggregate value of $120,000, which units vest in full on the earlier of the first anniversary of the grant date or immediately prior to the next annual meeting of stockholders, subject to continued service as a director through the vesting date.

If a non-employee director is appointed or elected to our board of directors other than in connection with an annual meeting of stockholders, then such non-employee director shall be awarded the full initial grant upon such non-employee director’s appointment or election, and the annual grant to be awarded to such non-employee director at the first annual meeting of stockholders following such appointment or election shall be pro-rated for the number of months served prior to such annual meeting of stockholders.

Each restricted stock unit award granted under the policy will fully vest upon a change of control and the non-employee director’s death or disability.

Cash Compensation

Each non-employee director will receive an annual cash retainer of $35,000 for serving on our board of directors. The non-executive chairperson of our board of directors will receive an additional annual cash retainer of $25,000.

The chairperson and members of the three principal standing committees of our board of directors will be entitled to the following annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Corporate Governance Committee	$7,500	$3,750

All annual cash compensation amounts will be payable in equal quarterly installments in arrears, pro-rated based on the days served in the applicable fiscal quarter.

We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors for their attendance at meetings of our board or directors or any committee thereof.

In addition to the above compensation, in December 2019, in recognition of additional committee work and board assignments, all non-employee directors were awarded options to purchase 43,928 shares of common stock which vest with respect to 75% of the shares at such time as the price of our common stock equals or exceeds $5.00 per share, with respect to 15% of the shares at such time as the price of our common stock equals or exceeds $7.00 per share; and with respect to 10% of the shares at such time as the price of our common stock equals or exceeds $8.00 per share, provided that all shares shall vest in full upon consummation of a change in control transaction.

In October 2017, we entered into a management services agreement with B. Riley Principal Investments, LLC pursuant to which, among other things, Mr. Young served as a member of our board of directors, which agreement was terminated in connection with our initial public offering. Pursuant to the management services agreement, we paid B. Riley Principal Investments, LLC an annual fee of $200,000 for services provided, including for Mr. Young’s continued service on our board of directors.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

In 2019, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2018 to which we have been a participant and in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as of December 31, 2019 and 2018, and (ii) any of our directors, executive officers or holders of more than 5% of our share capital, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Management—Non-Employee Director Compensation.”

Private Financing

From November 2018 through January 2019, we issued and sold an aggregate of 1,498,533 shares of our common stock at a purchase price of $7.18 per share to certain investors party to a securities purchase agreement, or the SPA, for an aggregate purchase price of approximately $10.8 million. The following table summarizes purchases of our common stock by holders of more than 5% of our capital stock and their affiliated entities. None of our directors or executive officers purchased shares of common stock.

Name	Shares of Common Stock	Aggregate Purchase Price
Nokomis Capital Master Fund, L.P.	696,378	$4,999,994
Entities Affiliated with B. Riley Financial, Inc. (1)	355,411	2,551,851
Verdoso Holdings Limited	55,710	399,998

(1)	Represents shares of common stock purchased by B. Riley Financial, Inc. and BRC Partners Opportunity Fund, LP.

B. Riley Loan Agreement

In October 2017, we entered into a subordinated term loan and security agreement, or the Loan Agreement, with B. Riley Principal Investments, LLC pursuant to which we borrowed $10.0 million in principal secured subordinated indebtedness pursuant to the B. Riley Convertible Note. In March 2018, we amended the Loan Agreement to increase the available aggregate principal borrowings to $12.0 million and borrowed an additional $2.0 million in principal secured subordinated indebtedness pursuant to the B. Riley Convertible Note, as amended. In July 2019, we prepaid $3.25 million in principal and interest under the B. Riley Convertible Note.

On June 1, 2020, we entered into a Note Amendment and Debt Cancellation Agreement with B. Riley Principal Investments, LLC, or the Note Amendment, which provided that, contingent upon the closing of the underwritten public offering pursuant to a registration statement Form S-1 (File No. 333-238869), that certain principal amount, accrued interest and other amounts outstanding under the B. Riley Convertible Note would convert into shares of common stock to be issued to B. Riley Principal Investments, LLC or its affiliates at the public offering price of shares of our common stock in the offering.

Pursuant to the Note Amendment, as amended to date, $6,170,125.51 of principal amount, accrued interest and other amounts outstanding under the B. Riley Convertible Note converted into an aggregate of 8,226,834 shares of the Company’s common stock issued to the selling stockholders, or the “Conversion Shares”. Also on June 11, 2020, we entered into a registration rights agreement with the selling stockholders pursuant to which we agreed to file a registration statement covering the resale by the selling stockholders of the Conversion Shares and to use our best efforts to cause such registration statement to become effective upon the time frames set forth in the registration rights agreement. We filed a registration statement on Form S-1 covering the resale of the Conversion Shares on July 2, 2020 (File No. 333-239664), which was declared effective by the SEC on July 13, 2020.

Management Services Agreement

In October 2017, we entered into a management services agreement with B. Riley Principal Investments, pursuant to which B. Riley Investments agreed to provide advisory and consulting services to us for management fees of up to $200,000 per year. We incurred approximately $47,000 and $200,000 of fees under this agreement during the years ended December 31, 2017 and 2018, respectively. The management services agreement terminated at the closing of our initial public offering.

Agreements with Motorola

In August 2016, we entered into a supply and distribution agreement, or the MSI Supply Agreement, with MSI, who was previously a more than 5% holder, pursuant to which we supply hardware and software to MSI and certain of its affiliates at predetermined price schedules set forth in the MSI Supply Agreement. The MSI Supply Agreement has an initial term of three years, after which time the agreement remains in effect until terminated by either party. Since August 2016, we have received approximately $2.2 million in total payments under the MSI Supply Agreement.

In April 2017, we entered into the WAVE® 7000 Public Safety Communication Services Software Development Kit License Agreement, or the WAVE License, with MSI pursuant to which we licensed the WAVE 7000 workgroup communication platform, including related proprietary interfaces, in North America. The WAVE License has an initial term of three years, plus a one year extension at MSI’s election. In addition, in April 2017, we entered into the Radio Application Link Protocol License Agreement, or the Radio Link License, with MSI pursuant to which we licensed the iDEN® radio application link protocol from MSI for the development of products to interface with MSI’s products. The Radio Link License has a term of three years. Each of the WAVE License and the Radio Link License were entered into with MSI in connection with our master services agreement with Southern Communications Services, Inc.

Registration Rights

We are party to an investors’ rights agreement which provides, among other things, that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. The parties to the investors’ rights agreement include Robert Plaschke, our former Chief Executive Officer and a member of our board of directors, and entities affiliated with B. Riley Financial, Inc., BRC Partners Opportunity Fund, L.P., Nokomis Capital Master Fund, L.P., Verdoso Holdings Limited, Verdoso Investments S.A., Investec Investments (UK) Limited, Motorola Solutions, Inc. and JVC KENWOOD Corporation.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of $120,000 or one percent of the average of our total assets at year- end for the last two completed years in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons will provide that a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter that will be in effect upon completion of this offering will provide that our audit committee shall review and approve or disapprove any related party transactions.

All of the transactions described in this section were entered into prior to the adoption of this policy.

INDEMNIFICATION

The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Sonim stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Sonim. Direct your written request to Sonim Technologies, Inc., Attention: Robert Tirva, CFO, 6836 Bee Cave Road, Building 1, Ste 276, Austin, TX, 78746 or contact Robert Tirva, CFO at (650) 703–4002. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Robert Tirva

Secretary

August 24, 2020

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2019, as amended, is available without charge upon written request to: Corporate Secretary, Sonim Technologies, Inc., 6836 Bee Cave Road, Building 1, Suite 279, Austin, TX 78746.

Appendix A

SONIM TECHNOLOGIES, INC.

2019 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 2019

APPROVED BY THE STOCKHOLDERS: MAY 2019

IPO DATE/EFFECTIVE DATE: MAY 9, 2019

AMENDED BY THE BOARD OF DIRECTORS: MAY 2020

APPROVED BY THE STOCKHOLDERS: [DATE]

1.    GENERAL.

(a)    Successor to and Continuation of Prior Plan. The Plan is the successor to and continuation of the Sonim Technologies, Inc. 2012 Equity Incentive Plan (the “Prior Plan”). From and after 12:01 a.m. Pacific time on the Effective Date, no additional stock awards will be granted under the Prior Plan. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be granted under this Plan. All stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan.

(i)    Any shares that would otherwise remain available for future grants under the Prior Plan as of 12:01 a.m. Pacific Time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time. Instead, that number of shares of Common Stock equal to the Prior Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and will be immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.

(ii)    In addition, from and after 12:01 a.m. Pacific Time on the Effective Date, with respect to the aggregate number of shares of Common Stock subject, at such time, to outstanding stock awards granted under the Prior Plan that (1) expire or terminate for any reason prior to exercise; (2) are forfeited or repurchased because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company; or (3) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award (such shares the “Returning Shares”) will immediately be added to the Share Reserve as shares of Common Stock (as further described in Section 3(a) below) as and when such a share becomes a Returning Share, up to the maximum number set forth in Section 3(a) below.

(b)    Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c)    Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d)    Purpose. The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.    ADMINISTRATION.

(a)    Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)    To settle all controversies regarding the Plan and Awards granted under it.

(iv)    To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v)    To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi)    To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii)    To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.

(viii)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)    To adopt such rules, procedures and sub-plans related to the operation and administration of the Plan as are necessary or appropriate under local laws and regulations to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement made to ensure or facilitate compliance with the laws or regulations of the relevant foreign jurisdiction).

(xi)    To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles (collectively (A) through (C), an “Exchange Program”).

(c)    Delegation to Committee.

(i)    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)    Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)    Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.    SHARES SUBJECT TO THE PLAN.

(a)    Share Reserve.

(i)    Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 5,340,678, which number is the sum of (A) 1,885,039 shares that were approved in connection with the initial adoption of the Plan on the Effective Date, plus (B) the number of shares that remained available for issuance under the Prior Plan’s Available Reserve as of the initial adoption of the Plan on the Effective Date, plus (C) the Returning Shares, if any, which become available for grant under this Plan from time to time, plus (D) 3,000,000 shares that were approved at the Company’s 2020 Annual Meeting of Stockholders (such aggregate number of shares described in (A), (B), (C) and (D) above, the “Share Reserve”). In addition, the Share Reserve will automatically increase on January 1st of each calendar year, beginning on January 1 in the calendar year following the calendar year in which the IPO Date occurs and ending on (and including) January 1, 2029 (each, an “Evergreen Date”) in an amount equal to five percent (5%) of the total number of shares of Capital Stock outstanding on the last day of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the Evergreen Date of a given year to provide that there will be no increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(i)    For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(ii)    Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)    Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant or shares of Common Stock that are surrendered to the Company pursuant to an Exchange Program, then the shares that are forfeited, repurchased or so surrendered will again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c)    Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be will be a number of shares of Common Stock equal to three (3) multiplied by the Share Reserve.

(d)    Limitation on Compensation of Non-Employee Directors. During any one calendar year, no Non-Employee Director may receive Stock Awards under the Plan that, when combined with cash compensation received for service as a Non-Employee Director, exceeds $600,000 in a calendar year, increased to $1,000,000 in the calendar year of his or her initial services as a Non-Employee Director (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes). Stock Awards granted to an individual while he or she was serving in the capacity as an Employee or Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 3(d).

(e)    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.    ELIGIBILITY.

(a)    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the requirements of Section 409A of the Code.

(b)    Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.    PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)    Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b)    Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)    Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)    by cash, check, bank draft or money order payable to the Company;

(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)    if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)    in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)    Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)    Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)    Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable laws or regulations. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)    Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2) or comparable non-U.S. law. If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)    Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company or to any third party designated by the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate or the Participant’s legal heirs will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)    Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)    Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date which occurs three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)    Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of the period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)    Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date which occurs 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)    Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)    Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other written agreement between the Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service. If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l)    Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)    Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)    Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)    Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)    Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares of Common Stock subject to the Restricted Stock Award to which they relate.

(b)    Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)    Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)    Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)    Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)    Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)    Performance Awards.

(i)    Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may but need not require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)    Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)    Board Discretion. The Board retains the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(d)    Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.    COVENANTS OF THE COMPANY.

(a)    Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)    Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan or other securities or applicable laws, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable law.

(c)    No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner or tax treatment of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.    MISCELLANEOUS.

(a)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be. Furthermore, to the extent the Company is not the employer of a Participant, the grant of an Award will be not establish an employment or other service relationship between the Company and the Participant.

(e)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds U.S. $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)    Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. and non-U.S. federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that (A) no shares of Common Stock are withheld with a value exceeding the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of the Stock Award as a liability for financial accounting purposes) ), and (B) with respect to a Stock Award held by any Participant who is subject to the filing requirements of Section 16 of the Exchange Act, any such share withholding must be specifically approved by the Compensation Committee as the applicable method that must be used to satisfy the tax withholding obligation or such share withholding procedure must otherwise satisfy the requirements for an exempt transaction under Section 16(b) of the Exchange Act; (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.

(i)    Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)    Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)    Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l)    Exchange Program. Without prior stockholder approval, the Board may engage in an Exchange Program.

(m)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)    Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)    Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)    accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), which exercise is contingent upon the effectiveness of such Corporate Transaction with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction

(iv)    arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)    cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)    make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount (or value of property per share) payable to holders of Common Stock in connection with the Corporate Transaction, over (B) the per share exercise price under the applicable Stock Award, multiplied by the number of shares subject to the Stock Award. For clarity, this payment may be zero (U.S. $0) if the amount per share (or value of property per share) payable to the holders of the Common Stock is equal to or less than the exercise price of the Stock Award. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Corporate Transaction may apply to such payment to the holder of the Stock Award to the same extent and in the same manner as such provisions apply to the holders of Common Stock.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d)    Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.    TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the Adoption Date, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.    EXISTENCE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.

The Plan will come into existence on the Adoption Date; provided, however, no Stock Award may be granted prior to the IPO Date (that is, the Effective Date). In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the Adoption Date.

12.    CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.    DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)    “Adoption Date” means the date the Plan is adopted by the Board.

(b)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)    “Award” means a Stock Award or a Performance Cash Award.

(d)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(g)     “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h)    “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States, any state thereof, or any applicable foreign jurisdiction; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any Affiliate or of any statutory duty owed to the Company or any Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or any Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(i)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the IPO Date, either an executive officer or a Director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities”) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities;

(iii)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities; or

(iv)    individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply. To the extent required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(j)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k)    “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(l)    “Common Stock” means, as of the IPO Date, the common stock of the Company, having one vote per share.

(m)    “Company” means Sonim Technologies, Inc., a Delaware corporation.

(n)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(o)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(p)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

If required for compliance with Section 409A of the Code, in no event will a Corporate Transaction be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(q)     “Director” means a member of the Board.

(r)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s)    “Effective Date” means the IPO Date.

(t)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u)    “Entity” means a corporation, partnership, limited liability company or other entity.

(v)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y)    “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z)    “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(aa)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the

Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb)    “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii)     “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(jj)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(kk)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(mm)    “Performance Criteria” means the one or more criteria that the Board or Committee (as applicable) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board or Committee (as applicable): (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin);

(9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) subscriber satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) the number of subscribers, including but not limited to unique subscribers; (34) employee retention; and (35) other measures of performance selected by the Board.

(nn)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board or Committee (as applicable) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board or Committee (as applicable) (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board or Committee (as applicable) will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board or Committee (as applicable) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(oo)    “Performance Period” means the period of time selected by the Board or Committee (as applicable) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board or Committee (as applicable).

(pp)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(qq)    “Plan” means this Sonim Technologies, Inc. 2019 Equity Incentive Plan, as it may be amended from time to time.

(rr)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(vv)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww)    “Securities Act” means the Securities Act of 1933, as amended.

(xx)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(zz)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(bbb)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ccc)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

Appendix B

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF SONIM TECHNOLOGIES, INC.

SONIM TECHNOLOGIES, INC. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the Company is Sonim Technologies, Inc.

SECOND: The original name of this corporation was NaviSpin, Inc., and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was August 5, 1999.

THIRD: The board of directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending Article IV, Paragraph A of its Amended and Restated Certificate of Incorporation, as amended, to read in its entirety as follows:

“A. This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 105,000,000 shares. 100,000,000 shares shall be Common Stock, having a par value per share of $0.001 and 5,000,000 shares shall be Preferred Stock, having a par value per share of $0.001.

Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [two, three, four, five, six, seven, eight, nine, ten, eleven, or twelve*] shares of the Company Common Stock, par value $0.001 per share, issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of the Company. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall, upon surrender after the Effective Time of a certificate, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, be entitled to receive cash for such holder’s fractional share based upon the closing sales price of the Company’s Common Stock as reported on the Nasdaq Global Market on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company is filed with the Secretary of State of the State of Delaware.”

FOURTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Company and was duly adopted and approved in accordance with the provisions of Section 242 of the General Corporate Law of the State of Delaware at the annual meeting of the stockholders of the Company.

* * * * *

*

The board of directors (the “Board”) adopted a resolution approving [eleven] separate amendments to the Amended and Restated Certificate of Incorporation, as amended, of the Company. These amendments approve the combination of any whole number of shares of Common Stock between and including two (2) and twelve (12) into one (1) share of Common Stock. By approving Proposal No. 3, you are approving each of the [eleven] amendments proposed by the Board. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board to be in the best interests of the Company and its stockholders. The other [ten] proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board may also elect not to do any reverse split in which all [eleven] proposed amendments will be abandoned. In accordance with these resolutions, the Board will not implement any amendment providing for a different split ratio.

B-1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SONIM TECHNOLOGIES, INC. 6836 BEE CAVE ROAD BUILDING 1, SUITE 279 AUSTIN, TX 78746 D22105-P43547 For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. SONIM TECHNOLOGIES, INC. The Board of Directors recommends a vote “FOR” the nominees for director listed below. ! ! ! 1. To elect the seven nominees for director named below to serve until the next annual meeting and their successors are duly elected and qualified: Nominees: 01) John Kneuer 02) Maurice Hochschild 03) Thomas Wilkinson 04) Jeffrey D. Johnson 05) Susan G. Swenson 06) Kenny Young 07) Alan Howe For Against Abstain The Board of Directors recommends you vote FOR the following proposals: ! ! ! 2. To approve an amendment to the Company’s 2019 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares (on a pre-reverse stock split basis). ! ! ! 3. To approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock pursuant to which any whole number of outstanding shares between and including 2 and 12 shares would be combined, converted and changed into one share of common stock, with the final exchange ratio to be determined by the Board of Directors in its discretion. 4. To ratify the selection by the Audit Committee of the Board of Directors of Moss Adams as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020. ! ! ! NOTE: In their discretion, the proxies are authorized to vote on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof. NOTE: This proxy should be marked, dated and signed by the stockholders(s) exactly as his, her or its name appear(s) hereon, and returned in the enclosed envelope. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D22106-P43547 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SONIM TECHNOLOGIES, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 29, 2020 The undersigned stockholder of Sonim Technologies, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholdersand Proxy Statement, each dated August 25, 2020, and hereby appoints Thomas Wilkinson and Robert Tirva, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned at the 2020 Annual Meeting of Stockholders of Sonim Technologies, Inc. to be held at6836 Bee Cave Road, Building 1, Suite 279, Austin, TX 78746 on Tuesday, September 29, 2020, at 9:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below on the reverse side, and in accordance with the instructions set forth below on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof. This proxy, when properly executed and returned, will be voted as directed or, if no contrary direction is indicated, will be voted as follows: • “FOR” the election of seven nominees for director named in the accompanying Proxy Statement to serve until the next annual meeting and their successors are duly elected and qualified; • “FOR” Proposal 2, to approve an amendment of the Company’s 2019 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares (on a pre-reverse stock split basis); • “FOR” Proposal 3, to approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock pursuant to which any whole number of outstanding shares between and including 2 and 12 shares would be combined, converted and changed into one share of common stock, with the final exchange ratio to be determined by the Board of Directors in its discretion; • “FOR” Proposal 4, to ratify the selection by the Audit Committee of the Board of Directors of Moss Adams as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020; and in the discretion of the proxy holders upon any other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. Continued and to be signed on reverse side